Exhibit 10.19

OFFICE LEASE

915 W. Imperial Highway
Brea, California

BETWEEN

IMPERIAL MARINER LLC,
a Delaware limited liability company

AS LANDLORD

DRIVEiT FINANCIAL AUTO GROUP, INC.,
a Maryland corporation

AS TENANT

OFFICE LEASE

THIS OFFICE LEASE (this “Lease”) is made as of this September 12, 2024 (the “Effective Date”), between IMPERIAL MARINER LLC, a Delaware limited liability company (“Landlord”), and DRIVEiT FINANCIAL AUTO GROUP, INC., a Maryland corporation (“Tenant”), as specified in the Basic Lease Information, upon the following terms and conditions:

1.	BASIC LEASE INFORMATION.

The terms and conditions of this Lease shall include, without limitation, the following basic Lease information (“Basic Lease Information”):

Building	915 Imperial

Premises	Approximately 4,082 rentable square feet (RSF) (approximately 3,602 usable square feet) located at 915 W. Imperial Highway, Brea, California, on the first (1st) floor of the Building, and designated as Suite 100 (the “Premises”)

Address of Landlord for Notices:	Imperial Mariner LLC c/o HPA Realty Inc. 915 W. Imperial Highway, Suite 165 Brea, CA 92821 Attention: Senior Asset Management, Jessica Barajas

Tenant	DRIVEiT Financial Auto Group, Inc. Address for Notifications: 1405 Pioneer Street Brea, CA 92821

Permitted Uses	General office purposes

Parking	Sixteen (16) parking spaces.

Initial Term	Twenty-four (24) months

Commencement Date	The earlier of (a) the date Tenant commences business operations from the Premises, and (b) November 1, 2024.

Monthly Base Rent

Months 1-12: $10,817.30

Months 13-24: $11,225.50

Notwithstanding the foregoing, provided that Tenant is not then in default of any of the provisions of this Lease and has not been in default of any of the provisions of this Lease beyond any applicable notice and cure period, Landlord shall apply a rent credit equal to $408.20 per month to Tenant’s obligation to pay Base Rent in months 13 through 24 of the Initial Term.

Advance Base Rent	First month’s Base Rent shall be due upon Tenant’s execution and delivery of this lease.

Security Deposit	$22,451, due in full upon execution of this Lease.

Landlord’s Broker	Chip Warner, CBRE

Tenant’s Broker	None

Tenant Improvements	Tenant shall accept the Premises in their “as-is, where is” condition, provided that the Premises shall be delivered in good working order with the carpet replaced with Building-standard carpet and any damage to ceiling tiles, blinds, and existing outlets repaired or replaced, as needed, and any damaged walls patched and/or touch-up painted.

Early Occupancy Period	Tenant shall be permitted to enter Premises up to ten (10) days prior to the Commencement Date for the sole purpose of installation of its equipment cabling, telecommunications, furniture systems, and computers, and other installations necessary for the conduct of Tenant’s business. Tenant shall not be required to pay any rent during this “Early Occupancy Period” but such early occupancy shall otherwise be subject to the terms and conditions of this Lease.

Tenant’s Use of Amenities	Tenant’s employees will be permitted to use the fitness center and game room amenities in the Project (as hereinafter defined) free of charge, subject to Landlord’s rules and regulations.

Guarantor	David Michery

2.	PREMISES.

2.1	BASIC PREMISES.

Landlord hereby leases to Tenant and Tenant hereby leases from Landlord upon the terms and conditions set forth in this Lease, those certain premises (the “Premises”) described in the Basic Lease Information and depicted on Exhibit A attached hereto and hereby made a part hereof. For purposes of this Lease, the square footage of the Premises will be measured by Stevenson’s Systems and declared accurate in accordance with the standards set forth in ANSI 265.1-2010, as promulgated by the Building Owners and Managers Association Standard. The Building is located upon one or more parcels of real property that includes other buildings and improvements (the “Project.”). Tenant acknowledges that neither Landlord nor any agent of Landlord has made any representation or warranty regarding the condition of the Premises, the Building or the Project with respect to the suitability of any of the foregoing for the conduct of Tenant’s business except as specifically set in this Lease. The taking of possession of the Premises by Tenant shall conclusively establish that the Premises and the Building are at such time in good and sanitary order, condition and repair.

2.2	COMMON AREAS.

The term “Common Areas” as used in this Lease shall mean all areas and facilities around the Premises and within the exterior boundaries of the Project which are provided and designated from time to time by Landlord for the general use and convenience of Tenant and other tenants of the Project and their respective employees, invitees or other visitors. Common Areas include, without limitation, the lobby area, walkways, parking facilities, landscaped areas, sidewalks, driveways, monument signage, service quarters, hallways, restrooms (if not part of the Premises), stairways (excluding private stairways which may be reserved for the exclusive use of one or more other tenants), elevators (except elevators which may be reserved for the exclusive use of one or more other tenants), walls, fire stairs, telephone and electric closets, aisles, truck docks, plazas, service areas and all other common and service areas of the Project. Tenant, its employees and invitees shall have the nonexclusive right to use the Common Areas along with others entitled to use the same, subject to Landlord’s rights as hereinafter set forth and subject to the other provisions of this Lease. Without Tenant’s consent and without liability to Tenant, and provided that Landlord uses reasonable efforts to minimize any materially adverse effect upon Tenant’s use of and access to the Premises, Landlord may do any of the following from time to time: (a) establish and enforce reasonable rules and regulations concerning the maintenance, management, use and operation of the Common Areas; (b) close off any of the Common Areas to whatever extent required in the reasonable opinion of Landlord to prevent a dedication of any of the Common Areas or the accrual of any rights by any person or the public to the Common Areas; (c) close any of the Common Areas for maintenance, alteration or improvement purposes; (d) select, appoint and/or contract with any person for the purpose of operating and maintaining the Common Areas; (e) change the size, use, shape or nature of any of the Common Areas; and/or (f) withdraw one or more areas from use as Common Area.

2.3	PARKING.

(a)	Tenant shall have a license, for so long as this Lease remains in full force and effect to park in the parking facilities designated by Landlord therefore from time to time, for the use of Tenant’s employees, such number of parking spaces as is specified in the Basic Lease Information. Tenant’s parking shall be on a “first-come, first-served”, self-park, non-tandem basis, and shall be subject to Landlord’s reasonable rules and regulations adopted from time to time with respect thereto. Such number of parking spaces shall be provided free of charge to Tenant’s employees during the Term. Landlord shall make commercially reasonable efforts to ensure that Tenant’s parking rights are not infringed upon by other tenants. Tenant may not sell, assign or transfer its parking rights under this Lease, except pursuant to a permitted sublease or assignment of this Lease.

(b)	Tenant shall not suffer or allow its employees, guests, contractors or other agents and representatives to infringe upon the parking rights of others to whom Landlord has granted parking rights. With respect to parking by persons other than Tenant’s employees, Landlord reserves the right at any time to institute a system of validated and/or charged parking at hourly, daily, weekly or monthly rates, or such other rate system as reasonably determined by Landlord from time to time. Landlord reserves all further rights and authority with respect to the use and control of parking including without limitation the right to rearrange, add or relocate parking spaces and improvements on, under or above the parking areas, to temporarily close all or any portion of the parking areas for the purpose of maintaining, repairing, restoring, altering or improving same, to permanently close all or any portion of the parking areas for any purpose, provided that Landlord furnishes reasonably suitable alternative parking to Tenant, and to do and perform such other acts in, to and with respect to the parking areas as Landlord reasonably deems appropriate.

3.	TERM.

3.1	Unless sooner terminated as provided in this Lease, the term of this Lease (the “Initial Term”) as the same may be extended in accordance with any option or options to renew the Term granted in this Lease (as so renewed, the “Term”) and shall commence on the Commencement Date. Upon request of either party, Landlord and Tenant shall reasonably and promptly agree upon the form of, and shall execute, a memorandum of the occurrence of the Commencement Date. If permission is given to Tenant, in Landlord’s sole discretion, to enter or occupy the Premises prior to the Commencement Date, such early entrance or occupancy shall be subject to all the terms of such permission and all the provisions of this Lease which could be reasonably and logically construed as applying thereto and Tenant shall not in any way interfere with or delay any work from being completed by Landlord or otherwise cause additional cost or expense to Landlord.

3.2	INTENTIONALLY OMITTED.

4.	BASE RENT; SECURITY DEPOSIT.

4.1	BASE RENT.

Tenant shall pay to Landlord as base rent (“Base Rent”) for the Premises, without prior notice or demand, throughout the Term, the amount(s) so specified in the Basic Lease Information applicable to the period(s) specified therein, in advance, in equal monthly installments, on or before the first day of each and every calendar month during the Term hereof. If the Commencement Date is other than the first day of the calendar month, Base Rent and any other rent due under this Lease for the partial calendar month shall be a prorated portion of the initial Base Rent based upon the actual days elapsed in such period and the actual days in such calendar month. Base Rent for any other period during the Term which is less than one (1) month shall be a prorated portion of the monthly amount due, based upon twelve (12) months of thirty (30) days each. Rent and all other amounts due to Landlord shall be paid to Landlord, without deduction, offset or abatement, except as may otherwise be expressly set forth in this Lease, at Landlord’s address as specified in the Basic Lease Information or to such other person or address as Landlord may from time to time designate in writing. Landlord shall have the right to accept all rent and other payments, whether full or partial, and to negotiate checks in payment thereof without any waiver of rights, irrespective of any conditions to the contrary sought to be imposed by Tenant. Rent hereunder shall be deemed paid to Landlord when good funds representing the rent are actually received and collected by Landlord or its designee.

4.2	SECURITY DEPOSIT.

(a)	Concurrently herewith, Tenant shall pay to Landlord a Security Deposit in the amount set forth in the Basic Lease Information. Said deposit shall be held by Landlord without liability for interest as security for the faithful performance by Tenant of all the terms of this Lease. Tenant expressly acknowledges and agrees that said Security Deposit may be held by Landlord beyond the expiration or earlier termination of the Term until all rent and other sums due or to become due hereunder have been fully paid by Tenant, including without limitation the prorating, billing and payment of all year-end adjustments made or to be made under this Lease.

(b)	In the event of bankruptcy or other debtor-creditor proceedings by or against Tenant, the Security Deposit shall be deemed to be applied first to the payment of rent and other charges due Landlord for the earliest period prior to filing of such proceedings. Landlord shall have the right to commingle said Security Deposit with its other funds. If any of the rent or any other sum payable by Tenant hereunder should be overdue and unpaid or if Landlord shall make payments on behalf of Tenant, or if Tenant should fail to perform any of the terms of this Lease, then Landlord may, at its option and without prejudice to any other right or remedy appropriate, apply said deposit or so much thereof as may be necessary to compensate Landlord toward the payment of rent or other charges, expenses, fees (including, without limitation, attorneys’ fees, loss or damage sustained by Landlord due to such breach on the part of Tenant; and for any damages or deficiency in the re-letting of the Premises, whether accruing before or after summary proceedings or other re-entry by Landlord) and in the case of every such use, application or retention, Tenant shall, within two (2) business days of demand, pay to Landlord a sum in cash equal to the amount so used, applied or retained which shall be thereafter become part of the Security Deposit. Such Security Deposit, as it may be increased from time to time pursuant to the terms of this Lease, is referred to herein as the “Security Deposit”.

(c)	Subject to all other provisions of this Section, should Tenant comply with all of the terms of this Lease, said Security Deposit or any balance thereof shall be returned to Tenant or, at the option of Landlord, to the last assignee of Tenant’s interest in this Lease at the expiration of the Term.

5.	ADDITIONAL RENT.

The term “Additional Rent” shall include those amounts due to Landlord from Tenant under the Lease along with Base Rent, including without limitation, Tenant’s Share of Direct Costs.

5.1	TENANT’S SHARE OF DIRECT COSTS.

If, in any calendar year during the Term of this Lease, the Direct Costs (as hereinafter defined) shall exceed the Base Direct Costs (as hereinafter defined), Tenant shall pay as additional rent, in addition to and at the time provided for payment of Base Rent, an amount equal to Tenant’s Share of Direct Costs (as hereinafter defined).

5.2	DEFINITIONS.

“Base Direct Costs” shall mean the Direct Costs for calendar year 2024.

“Direct Costs” for any calendar year shall mean the aggregate sum of the Operating Costs and the Tax Costs for such calendar year.

“Direct Costs Increase” for any calendar year shall be a sum equal to the Direct Costs for such calendar year minus the Base Direct Costs; provided that Direct Costs Increase shall never be less than $0; provided, further, that Tenant shall not be responsible for any Direct Costs Increase during the first twelve (12) months of the Term.

“Operating Costs” for any calendar year shall mean the sum of the following: any and all costs, expenses and disbursements paid or incurred by Landlord in connection with the management, operation, security, janitorial, maintenance and repair of the Project (as it may exist from time to time) including, but not limited to, salaries, wages, benefits and related costs for individuals actively engaged in the management of the Project; management fees, either as charged to Landlord by outside management companies or an amount not exceeding the amount typically charged by outside management companies if Landlord, or a member or affiliate of Landlord, manages the Project itself, together with the rental value of space occupied as the Project management office; charges for utilities and services (including any taxes thereon); the cost of insurance; the cost of cleaning and building supplies and materials; any amounts payable under any and all reciprocal easement agreements and covenants, conditions and restrictions (as same may be supplemented or amended from time to time); a reasonable allowance for depreciation (or amortization) determined in accordance with generally accepted accounting principles, consistently applied, with respect to machinery and equipment and all other capital expenditures and improvements; and costs relating to the financing of capital investment items (which, if internally financed, shall include interest at an annual rate reasonably determined by landlord). If, during any calendar year (including, without limitation, any base year), the Building is less than ninety-five percent (95%) occupied, the Operating Costs attributable to the Building shall be adjusted to reflect the Operating Costs of the Building as though ninety-five percent (95%) occupied.

“Tax Costs” for any calendar year shall mean the sum of the following: any and all real property taxes (including, without limitation, real property tax increases pursuant to California Revenue & Taxation Code Section 60 et seq.), assessments (including, but not limited to, general and special assessments), charges, surcharges, license and other fees, levies, costs of improvement bonds, penalties (to the extent such penalties are not imposed as a result of Landlord’s negligence), and any and all other taxes (other than income, sales, franchise and estate taxes of Landlord) on or relating to all or a portion of the Project (as it may exist from time to time) including, but not limited to, walkways, parking facilities, common areas, landscaped areas, fountains and art works or any legal or equitable interest of Landlord therein which may be imposed, levied, assessed or charged for any reason by any authority having the direct or indirect power to tax including, but not limited to, the United States or the state, county or city in which the Building is located or any other local governmental authority, agency, district or political subdivision thereof, together with personal property taxes, assessments, fees and charges (other than those paid by Tenant pursuant to Section 29) and fees of tax consultants and attorneys retained to seek a reduction, to contest or to act in some other manner in connection with any of the foregoing Tax Costs, together with any tax, assessment or other amount (including, without limitation, commercial rental taxes) imposed, levied or charged as a substitute for or a supplement to the foregoing. Tax Costs for each tax year shall be prorated by Landlord in its reasonable discretion to determine the Tax Costs for the subject calendar year.

“Tenant’s Share” shall mean a fraction, expressed as a percentage, (a) the numerator of which is the rentable square footage of the Premises and (b) the denominator of which is the rentable square footage of the Project.

“Tenant’s Share of Direct Costs” for any calendar year shall be a sum equal to (a) the Tenant’s Share multiplied by (b) the Direct Costs Increase.

5.3	DIRECT COSTS ESTIMATE.

Prior to the commencement of calendar year 2025 and each calendar year thereafter during the Term, Landlord shall furnish to Tenant a written statement or statements showing in reasonable detail Landlord’s estimate of Tenant’s Share of Direct Costs for the immediately succeeding calendar year (the “Direct Costs Estimate”). Commencing with the first payment of Base Rent in the immediately succeeding calendar year, and concurrently with the payment of Base Rent in each succeeding payment of Base Rent in such calendar year, Tenant shall make a payment to Landlord in respect of Tenant’s Share of Direct Costs in an amount equal to 1/12th of the Direct Costs Estimate for such calendar year. Neither Landlord’s failure to deliver, nor the late delivery of, a Direct Costs Estimate shall constitute a default by Landlord hereunder or a waiver of Landlord’s right to collect any estimated or actual Direct Costs. If Landlord does not deliver a Direct Costs Estimate for a calendar year prior to the commencement of such calendar year, then Tenant shall make payments to Landlord in respect of Tenant’s Share of Direct Costs in the amounts set forth in the then-most recent Direct Costs Estimate delivered by Landlord. If Landlord determines that a Direct Costs Estimate previously delivered for any calendar year is or was inaccurate in any respect, then Landlord may, at any time prior to the expiration of such calendar year, deliver from time to time one or more additional Direct Costs Estimates, and Tenant shall thereafter adjust its payments in respect of Tenant’s Share of Direct Costs so that Landlord will receive, prior to the end of such calendar year, an aggregate amount equal to the then-most recent Direct Costs Estimate delivered by Landlord.

5.4	DIRECT COSTS RECONCILIATION.

Within one hundred twenty (120) days following the end of each calendar year for which Landlord has delivered a Direct Costs Estimate, Landlord shall furnish to Tenant a written statement of reconciliation (the “Direct Costs Reconciliation”) showing in reasonable detail Landlord’s actual Direct Costs for such calendar year. If the Direct Costs Reconciliation shows that an additional amount should have been paid by Tenant to Landlord in respect of Direct Costs, then Tenant shall pay such amount to Landlord within ten (10) calendar days after receipt of the Direct Costs Reconciliation. If the Direct Costs Reconciliation shows that a lesser amount should have been paid by Tenant to Landlord in respect of Direct Costs, then such amount shall be credited against the next installment of Base Rent payable by Tenant.

Landlord’s failure to deliver the Direct Costs Reconciliation as provided herein shall not constitute a default by Landlord hereunder nor operate as a waiver of Landlord’s right to collect any amounts in respect of Direct Costs.

6.	USE RESTRICTIONS.

Tenant shall use the Premises only for the Permitted Uses specified in the Basic Lease Information. Tenant shall not do or permit anything to be done in or about the Premises which will in any way unreasonably, materially obstruct or interfere with the rights of other tenants or occupants of the Building or Project or injure or annoy them, nor use or allow the Premises to be used for any improper, immoral, unlawful or objectionable purpose, nor shall Tenant cause or maintain or permit any nuisance in or about the Premises or Project, nor shall Tenant cause or permit, except as expressly permitted under this Lease, any Hazardous Material to be brought to the Premises or Project or used, handled, stored or disposed of in or about the Premises or Project. Tenant shall not do or permit to be done anything which will invalidate or increase the cost of any insurance policy(ies) covering the Building, the Project and/or their contents above any such increases as would occur through Tenant’s occupancy and Permitted Use according to the terms of this Lease and shall comply with all applicable insurance underwriters’ rules. Tenant shall comply, at its expense, with all present and future laws, ordinances and requirements of all governmental authorities that pertain to Tenant or its use of the Premises, including without limitation all federal and state occupational health and safety and handicap access requirements, whether or not Tenant’s compliance will necessitate expenditures or interfere with its use and enjoyment of the Premises. Tenant shall not use the Premises or any part thereof as (i) offices of any agency or bureau of the United States or any state or political subdivision thereof; (ii) offices or agencies of any foreign governmental or political subdivision thereof; (iii) schools, temporary employment agencies or other testing or training facilities which are not ancillary to corporate, executive or professional office use; (iv) modeling agency; (v) messenger service (vi) retail or restaurant uses; or (vii) communications firms such as radio and/or television stations. The parties agree that any use not specified in the Basic Lease Information and any prohibited use shall be deemed to cause material and irreparable harm to Landlord and shall entitle Landlord to injunctive relief in addition to any other available remedy.

7.	COMPLIANCE WITH LAWS.

Tenant shall not use the Premises or permit anything to be done in or about the Premises which shall in any way conflict with any law, statute, ordinance or governmental rule or regulation now in force or which may hereafter be enacted or promulgated. Tenant shall not do or permit anything to be done on or about the Premises or bring or keep anything therein which will in any way increase the rate of any insurance upon the Building in which the Premises are situated or any of its contents or cause a cancellation of said insurance or otherwise affect said insurance in any manner, and Tenant shall at its sole cost and expense promptly comply with all laws, statutes, ordinances and governmental rules, regulations and requirements now in force or which may hereafter be in force and with the requirements of any board of fire underwriters or other similar body now or hereafter constituted relating to or affecting the condition, use or occupancy of the Premises.

8.	IMPROVEMENTS AND ALTERATIONS.

Without the prior written consent of Landlord, Tenant shall not make or permit to be made any alterations, additions or improvements in, on or to the Premises or the Project or any part thereof. Tenant shall provide Landlord with at least ten (10) days prior notice of commencement of alterations, additions or improvements so that Landlord can post notices of non-responsibility. Notwithstanding any contrary provisions herein, Tenant shall not, in any event, make any alterations, additions or improvements which affect structural portions of the Building or Building systems or which are visible from the exterior of the Premises or which interfere with or disrupt other tenants in the Building or with any work then being carried out therein by Landlord or its contractors. Any alterations, additions or improvements desired by Tenant shall be made at Tenant’s sole cost and expense in compliance with Section 10 below and in accordance with plans and specifications, and pursuant to governmental permits, approved in advance by Landlord. Any contractor selected by Tenant to make same must be bondable and licensed and be approved in advance by Landlord and must provide insurance coverage acceptable to Landlord (including, without limitation, a lien-free completion bond). At Landlord’s option, and reserved right, any alterations, additions or improvements to the exterior structure or common area systems of the Building limited to fire life, access control, building alarm, HVAC or generator desired by Tenant shall be made by Landlord (or its contractors) for Tenant’s account, and Tenant shall pay the cost thereof to Landlord prior to Landlord’s contracting for such work; provided, however, that the bid obtained by Landlord shall not exceed the lowest bona fide bid, from a licensed and reputable contractor reasonably satisfactory to Landlord, theretofore obtained by Tenant and communicated to Landlord. Upon completion of any alterations, additions or improvements, Tenant shall furnish to Landlord a set of “as built” plans and specifications therefor, and, within ten (10) days after completion, Tenant shall cause an appropriate notice of completion to be recorded in the Official Records of Orange County, California. Tenant shall cause all such alterations, additions or improvements to be completed in good, workmanlike, diligent, prompt and expeditious manner in compliance with all applicable laws. Landlord’s approval of Tenant’s plans and specifications shall not constitute a representation or warranty of Landlord as to the adequacy thereof or compliance thereof with applicable laws. Tenant shall pay to Landlord a fee equal to five percent (5%) of the total cost of the subject work for reviewing Tenant’s plans and specifications and Landlord’s coordination, scheduling and review of the subject work, regardless of whether Landlord or Tenant contracts for such work.

8.1	INTENTIONALLY OMITTED.

8.2	AS-IS.

Notwithstanding anything to the contrary as specified in the Tenant Improvement section of the Basic Lease Information, Landlord hereby leases to Tenant, and Tenant hereby leases and accepts from Landlord, the Premises for the Lease Term, at the Rent (as defined herein), and upon all the terms, conditions and agreements set forth herein. The Premises are leased in their “as-is” condition as of the Commencement Date without any representations or warranties from Landlord or any agent of Landlord (unless and only to the extent expressly set forth in this Lease to the contrary), and Tenant shall accept the Premises in their “as-is” condition as of the Commencement Date, subject only to any representations and warranties expressly set forth in this Lease. Tenant acknowledges that neither Landlord nor any agent of Landlord has made any representation or warranty regarding the Premises or Project that is not expressly set forth in this Lease. Landlord shall have no obligation to perform or pay for any work, addition, alterations, repair, refurbishment, remodeling, or improvement to ready the Premises for occupancy or for any general or particular use. Except for: “Tenant Improvement”, if any, as described in Section 1 Basic Lease Information attached hereto. Landlord reserves the right to use the exterior walls, floor, roof, and plenum in, above and below the Premises for the installation, maintenance, use and replacement of pipes, ducts, utility lines, systems and structural elements serving the Project and for such other purposes as Landlord deems necessary. Tenant acknowledges that the Project and the Common Areas may be revised and changed from time to time, without need for the approval of Tenant, including without limitation in connection with any new or changed circumstances, such as the addition of real property thereto or the deletion of real property therefrom or the granting to Landlord or others of additional easement rights upon real property.

8.3	ACCESSIBILITY.

As of the Lease Date, the Premises has not undergone an inspection by a Certified Access Specialist (CASp). Since compliance with the Americans with Disabilities Act (“ADA”) and state and local accessibility laws is dependent upon Tenant’s specific use of the Premises, Landlord makes no warranty or representation as to whether the Premises comply with the ADA or any other accessibility laws.

9.	REPAIRS AND MAINTENANCE.

9.1	CONDITION OF PREMISES; TENANT OBLIGATION TO REPAIR.

By taking possession of the Premises, Tenant shall be deemed to accept the Premises as being in the condition in which Landlord is obligated to deliver them and otherwise in good order, condition and repair. Subject to the provisions of Section 23 below and except for damage caused by Landlord or its agents, Tenant shall, at all times during the Term hereof and at Tenant’s sole cost and expense, keep the Premises and every part thereof in good order, condition and repair. Tenant is responsible to pay maintenance, repair or replacement expenses for any non-building standard fixtures, such as lighting or kitchen fixtures. Tenant hereby waives any and all rights under the benefits of subsection 1 of Section 1932, and Sections 1941 and 1942, of the Civil Code of California and any similar law, statute or ordinance now or hereafter in effect. It is hereby understood and agreed that Landlord has no obligation to alter, remodel, improve, repair , decorate or paint the Premises or any part thereof, except as specified in Section 23 below; and that no representations relating to the condition of the Premises, the Building or the Project have been made by Landlord (or any employee or agent thereof) to Tenant , except as may be expressly set forth in this Lease. Tenant shall cause its contractors to provide warranties for not less than one (1) year against defects in workmanship, materials, and equipment for all of the Tenant Improvements, commencing upon the later of the date Tenant receives (i) a Certificate of Occupancy for the Premises, and (ii) all building permits for the Tenant improvements and with all signoffs executed.

9.2	LANDLORD OBLIGATIONS.

Subject to the provisions of Section 9.1 above and Section 23 below, Landlord shall maintain the common areas, the foundation and structural portions of the Building and the Building systems providing the services and utilities to be furnished by Landlord pursuant to Section 14.1 below, in reasonably good order and condition.

10.	LIENS.

Tenant shall keep the Project free from any liens arising out of any work performed, materials furnished, or obligations incurred by Tenant. In the event that Tenant shall not, within ten (10) days following the imposition of any such lien, cause the same to be released of record by payment or posting of a proper bond, Landlord shall have, in addition to all other remedies provided herein and at law or in equity, the right, but no obligation, to cause same to be released by such means as it shall deem proper including, but not limited to, payment of the claim giving rise to such lien. All such sums paid by Landlord and all expenses incurred by it in connection therewith, including without limitation Landlord’s attorneys’ fees, shall be considered additional rent and shall be payable to it by Tenant on demand with interest at the Interest Rate (as defined below). Landlord may require, at Landlord’s sole option, that Tenant cause to be provided to Landlord, at Tenant’s sole cost and expense, a performance and labor and materials payment bond acceptable to Landlord with respect to any improvements, additions or alterations to the Premises. Landlord shall have the right at all times to post and keep posted on the Premises any notices permitted or required by law, or which Landlord shall deem proper, for the protection of Landlord, the Project and any other party having an interest therein from mechanics’ and materialmen’s liens, and Tenant shall give to Landlord at least thirty (30) days’ prior notice of commencement of any work on the Premises.

11.	ASSIGNING AND SUBLETTING.

11.1	NO ASSIGNMENT BY TENANT.

Tenant shall not assign, sublease or otherwise transfer, voluntarily, by operation of law or otherwise, any interest herein or in the Premises or any portion thereof, nor shall Tenant permit any transferee to further assign, sublease or otherwise transfer any such interest, without Landlord’s prior written consent, which shall not be unreasonably withheld. For purposes of this Section 11.1, the term “transfer” shall include, without limitation, entering into any license or concession agreement or otherwise permitting any third party other than Tenant and Tenant’s employees, contractors, invitees and guests to occupy or use the Premises or any portion thereof. In determining whether to grant such consent, Landlord may consider various factors including, without limitation, the following: (a) business criteria relating to the proposed transferee’s background, experience, reputation, general operating ability and ability to perform Lease obligations, and potential for succeeding in its business, (b) financial criteria relating to the proposed transferee’s financial responsibility, credit rating and capitalization, (c) the identity and personal characteristics of the proposed transferee and its invitees and guests, (d) whether the proposed use by the transferee is a Permitted Use under this Lease, and (e) the density of the proposed use such as the number of employees and visitors and the burden caused thereby on the Building. Without limiting the generality of the foregoing, Landlord hereby reserves the right to condition any such consent upon Landlord’s determination that (i) the proposed transferee is at least as financially and morally responsible as Tenant then is, or was upon the execution hereof, whichever is greater, and (ii) the proposed transferee shall use the Premises in compliance with the uses permitted in Section 6 above. Notwithstanding any provision in this Lease to the contrary, Tenant shall not enter into any proposed assignment, sublease or other transfer of any interest herein or in the Premises which would result in (A) detraction from the first-class character or image of the Building or diminution in the value thereof, (B) the Premises being occupied by more than three (3) tenants, or (C) a breach by Landlord of any then existing exclusive right in favor of any other tenant of the Building, any loan obligation or agreement, any covenants, conditions and restrictions of record, or any insurance policy. Hypothecation and encumbering of any of Tenant’s interest herein is prohibited. Tenant shall submit the following information with a written request for Landlord’s consent to any assignment, sublease or transfer: (i) all transfer and related documents, (ii) financial statements, (iii) business, credit and personal references and history, and (iv) such other information as Landlord may reasonably request relating to the proposed transfer and the parties involved therein. Any assignment sublease or transfer which does not comply with the provisions of this Section 11.1 shall be voidable at the option of Landlord and shall constitute a breach of and default under this Lease by Tenant. Notwithstanding anything to the contrary in this Lease, if Tenant or any proposed transferee claims that Landlord has unreasonably withheld or delayed its consent or otherwise has breached or acted unreasonably under this Section 11, their sole remedies shall be a suit for declaratory judgment and an injunction for the relief sought, and Tenant hereby waives all other remedies, including without limitation, any right at law or equity to terminate this Lease, on its own behalf and, to the extent permitted under all applicable laws, on behalf of the proposed transferee.

11.2	EXCESS PAYABLE TO LANDLORD.

With respect to any assignment, sublease or other transfer of any interest herein or in the Premises, Tenant shall, notwithstanding any contrary provision herein, pay to Landlord, within thirty (30) days of Tenant’s receipt thereof, one-half (1/2) of the amount by which all rental and other payments (whether paid in installments, as lump sums, or otherwise) relating to the space in question received by Tenant exceed the Base Rent, Tenant’s Share of Direct Costs and other amounts payable pursuant to this Lease for the subject period with respect to such space (with the rental and other amounts payable by Tenant for the Premises allocated on the basis of rentable area). Amounts payable under this Section by Tenant to Landlord shall be calculated after deducting the reasonable expenses incurred by Tenant for any brokerage commissions in connection with the assignment, sublease or transfer. The provisions of this Section shall apply regardless of whether such assignment, sublease or other transfer is made in compliance with the provisions of this Lease. Any payments made to Landlord pursuant to this Section shall not cure any default under this Lease arising from such assignment, sublease or transfer. Tenant shall not artificially structure any sublease, assignment or other transfer in order to reduce the amount payable to Landlord under this Section, nor shall Tenant take any other steps for the purpose of circumventing its obligation to pay amounts to Landlord under this Section; in the event that Tenant does same, the amount payable to Landlord under this Section shall be the amount that would have been payable to Landlord had same not occurred. Landlord may condition its consent to any assignment, sublease or transfer upon Tenant’s compliance with the immediately preceding sentence.

11.3	COSTS OF PROCESSING ASSIGNMENT.

Tenant shall reimburse Landlord for Landlord’s reasonable costs and expenses (including, but not limited to, reasonable·attorneys’, accountants’, architects’, engineers’, and consultants’ fees) incurred in connection with the processing and documentation of any requested assignment, sublease or other transfer.

11.4	NO RELEASE, NO WAIVER.

No assignment, sublease or other transfer, even with the consent of Landlord, shall result in Tenant’s being released from any of its obligations hereunder. Landlord’s consent to any one transfer shall apply only to the specific transaction thereby authorized and such consent shall not be construed as a waiver of the duty of Tenant or any transferee to obtain Landlord’s consent to any other or subsequent transfer or as modifying or limiting Landlord’s rights hereunder in any way. Upon any assignment hereof, the assignee shall assume in writing all obligations and covenants of Tenant thereafter to be performed or observed hereunder. Landlord’s acceptance of rent directly from any assignee, subtenant or any other transferee shall not be construed as Landlord’s consent thereto nor Landlord’s agreement to accept the attornment of any subtenant in the event of any termination of this Lease. In no event shall Landlord’s enforcement of any provision of this Lease against any transferee be deemed a waiver of Landlord’s right to enforce any Term of this Lease against Tenant or any other person. If Tenant’s obligations hereunder have been guaranteed, Landlord’s consent to any assignment, sublease or other transfer shall not be effective unless the guarantor also consents to such transaction.

11.5	TRANSFERS DEEMED ASSIGNMENTS.

If Tenant is a corporation, an unincorporated association, partnership, or other form of entity, any cumulative transfer, assignment or hypothecation of any stock or interest in such entity greater than forty-nine percent (49%) thereof, or any cumulative transfer, assignment or hypothecation (other than in the ordinary course of business) of any assets of such corporation, association or partnership greater than forty-nine percent (49%) thereof, shall be deemed an assignment within the meaning and provisions of this Section and shall be subject to the provisions hereof.

11.6	PERMITTED ASSIGNMENTS.

Notwithstanding anything in this Section 11 to the contrary, but subject to the provisions of Section 11.7, Landlord’s prior written consent shall not be required, for any assignment (including without limitation a deemed assignment pursuant to Section 11.5 hereof) resulting from any of the following:

(a)	Any assignment or deemed assignment of this Lease to an entity which purchases all or substantially all of Tenant’s assets, provided that (i) Tenant is not in default under this Lease, (ii) such assignee or successor has a tangible net worth, evidenced by financial statements delivered to Landlord that are satisfactory in form and substance to Landlord, at least equal to Tenant’s net worth either immediately before the assignment or as of the date of this Lease, whichever is greater, (iii) the proposed use by the assignee is a Permitted Use under this Lease, (iv) at least thirty (30) days prior to the effective date of the proposed assignment, Landlord receives written notice of the assignment (as well as any documents, financial statements or information reasonably requested by Landlord regarding the proposed assignment or the proposed assignee) and (v) after such assignment or transfer the operation of the business conducted in the Premises shall be for the purposes permitted by this Lease. For purposes of this Section 11.6, the term “control” means owning directly or indirectly fifty percent (50%) or more of the beneficial interest in such entity, or having the direct or indirect power to control the management policies of such person or entity, whether through ownership, by contract or otherwise. Tenant shall inform Landlord in writing within thirty (30) days of any assignment or other transfer referred to in this Section 11.6.

11.7	NOTICE OF PERMITTED ASSIGNMENT.

Any transferee approved by Landlord or for which Landlord’s consent is not required, shall, on or prior to the effective date of the transfer deliver to Landlord a written assignment and assumption, duly executed by the transferor and transferee, pursuant to which such transferee assumes all of the terms, covenants, conditions, obligations, duties and agreements of Tenant hereunder, in form and substance satisfactory to Landlord. Any failure or refusal of such transferee to execute or deliver such assignment and assumption shall constitute a default under this Lease but shall not release or discharge such transferee from liability hereunder.

11.8	LANDLORD’S RECAPTURE RIGHT.

Notwithstanding anything to the contrary contained in this Section 11, in the event Tenant contemplates a transfer of all or a portion of the Premises (or in the event of any other transfer or transfers entered into by Tenant as a subterfuge in order to avoid the terms of this Section 11.8), Tenant shall give Landlord notice (the “Intention to Transfer Notice”) of such contemplated transfer (whether or not such contemplated transfer or any of the terms of such contemplated transfer have been determined). The Intention to Transfer Notice shall specify the portion of the rentable amount of square feet of the Premises which Tenant intends to transfer (the “Contemplated Transfer Space”), the contemplated date of commencement of the contemplated transfer (the “Contemplated Effective Date”) and the contemplated length of the term of such contemplated transfer, and shall specify that such Intention to Transfer Notice is delivered to Landlord pursuant to this Section 11.8 in order to allow Landlord to elect to recapture the Contemplated Transfer Space for the term set forth in the Intention to Transfer Notice. Thereafter, Landlord shall have the option, by giving written notice to Tenant within thirty (30) days after receipt of any Intention to Transfer Notice, to recapture the Contemplated Transfer Space. Such recapture shall cancel and terminate this Lease with respect to such Contemplated Transfer Space as of the Contemplated Effective Date until the last day of the term of the contemplated transfer is set forth in the Intention to Transfer Notice. In the event of a recapture by Landlord, this Lease shall be cancelled with respect to less than the entire Premises, the rent reserved herein shall be prorated on the basis of the number of rentable square feet retained by Tenant in proportion to the number of rentable square feet contained in the Premises, and this Lease as so amended shall continue thereafter in full force and effect, and upon request of either party, the parties shall execute written confirmation of the same. If Landlord declines, or fails to elect in a timely manner, to recapture such Contemplated Transfer Space under this Section 11.8, then, subject to the other terms of this Section11.8, for a period of nine (9) months (the “Nine Month Period”) commencing on the last day of such thirty (30) day period, Landlord shall not have any right to recapture the Contemplated Transfer Space with respect to any transfer made during the Nine Month Period, provided that any such transfer is substantially on the terms set forth in the Intention to Transfer Notice and, provided further, that any such transfer shall be subject to the remaining terms of this Section 11. If such a transfer is not so consummated within the Nine Month Period (or if the transfer is so consummated, then upon the expiration of the term of any transfer of such Contemplated Transfer Space consummated within such Nine Month Period), Tenant shall again be required to submit a new Intention to Transfer Notice to Landlord with respect to any contemplated transfer, as provided above in this Section 11.8.

12.	WAIVER; INDEMNITY.

12.1	TENANT WAIVER.

Notwithstanding any contrary provision herein, and except to the extent arising from the gross negligence or willful misconduct of Landlord and/or its duly authorized agent, Landlord and/or its agent shall not be liable to Tenant and Tenant hereby waives all claims against Landlord and Landlord’s Agents for any injury or damage to any person or property or any other loss (including, but not limited to, injury to Tenant’s business or any loss of income therefrom) of Tenant, Tenant’s employees, invitees or any other person in or about the Premises, the Building or the Project by or from any cause whatsoever, and, without limiting the generality of the foregoing, whether caused by water leakage of any character from the roof, walls, basement or any other portion of the Premises, the Building or the Project, or by gas, fire, oil, electricity, wires, appliances, plumbing, or air conditioning or by any interruption of utilities or services, or by any tenant, occupant or other person, or by any other cause whatsoever in, on or about the Premises, the Building or the Project. Notwithstanding any contrary provisions in this Lease, Landlord and/or its agent shall in no event be liable for consequential damages hereunder.

12.2	INDEMNITY BY TENANT.

Except to the extent arising from the gross negligence or willful misconduct of Landlord, Tenant shall indemnify, protect, and defend Landlord and hold Landlord harmless from or against any and all claims, demands, losses, damages, liabilities, costs and expenses (including, but not limited to, reasonable attorneys’ fees) arising from the use or enjoyment of the Project, from the conduct of its business, from any act or omission, work or thing done, permitted or suffered by Tenant (or any officer, employee, agent, contractor, representative, licensee, guest, invitee or visitor thereof) in or about the Project, or from any default under this Lease by Tenant. If any action or proceeding is brought against Landlord by reason of any such matter for which Tenant is responsible, as described in the preceding sentence, Tenant shall, upon Landlord’s request, defend same at Tenant’s expense by counsel satisfactory to Landlord. Tenant, as a material part of the consideration to Landlord, hereby assumes all risk of damage of property of Tenant or injury to persons in or about the Premises from any cause, except to the extent arising from the gross negligence or willful misconduct of Landlord, and Tenant hereby waives all claims in respect thereof against Landlord and Landlord’s Agents. The provisions of this Section 12 shall survive the expiration or termination of this Lease with respect to any claims or liability arising from events occurring prior to such expiration or termination.

12.3	LANDLORD NOT RESPONSIBLE.

Except for the gross negligence or willful misconduct of the Landlord, the Landlord shall not be responsible at any time or in any event for any latent defect, deterioration or change in the condition of the Premises, nor for damage to the same or to any property contained therein, nor for injury to persons whether caused by any overflow or leakage or obstruction of soil pipes, nor for damage, loss or injury from any other source, nor for loss of property by theft or otherwise, nor for consequential or special damages therefrom. Instead, it is intended that Tenant’s sole recourse in the event of such damages or injury be to file a claim on the insurance policy(ies) that Tenant is required to maintain pursuant to the provisions of the Lease.

13.	INSURANCE.

13.1	TENANT INSURANCE REQUIREMENTS.

From and after the date of delivery of possession of the Premises from Landlord to Tenant and throughout the Term hereof, Tenant shall carry and maintain, at its own expense, the following types, amounts and forms of insurance:

13.1.1	GENERAL LIABILITY INSURANCE.

Tenant shall secure and maintain a policy of commercial general liability insurance with a combined single limit of Two Million Dollars ($2,000,000.00) per occurrence with an annual aggregate of not less than Two Million Dollars ($2,000,000.00) in the name of Tenant (with Landlord and, if requested by Landlord, any managing agents, mortgagee, trust deed holder, ground Landlord or secured party with an interest in this Lease, the Building or the Project named as additional insured). Such policy shall specifically include, without limitation, bodily and personal injury, broad form property damage, liquor liability (if alcoholic beverages shall be sold or served, with a license being required therefor, in or on the Premises), and contractual liability coverage, the last of which shall cover the insuring provisions of this Lease. Such policy shall also include acts or omissions of any security guards hired by Tenant and owned and non-owned automobile coverage. Such policy shall provide coverage written on an occurrence policy form at least as broad as ISO form CG 00 01 10 04 (“modified occurrence” and “claims-made” policy forms are not acceptable). Further, if such policy has a liability limit, not less than One Million Dollars ($1,000,000.00) of such limit per annum shall be available for claims originating at the Premises. Such One Million Dollar ($1,000,000.00) limit may be maintained through a combination of primary and umbrella policies. Any excess policy shall provide coverage at least as broad as the primary commercial general liability insurance. All such liability insurance shall specifically insure the performance by Tenant of indemnity agreement as to liability for injury to or death or persons and injury or damage to property set forth in Section 12.2 of this Lease. The amount of such insurance required hereunder shall be subject to adjustment from time to time as reasonably requested by Landlord or Landlord’s lender provided that the amount shall not exceed such amounts carried by comparable projects in the Brea market.

13.1.2	PROPERTY INSURANCE.

Tenant shall secure and maintain a policy or policies of property insurance in the name of Tenant (with Landlord and, if requested by Landlord, any managing agents, mortgagee, trust deed holder, ground Landlord or secured party with an interest in this Lease, the Building or the Project named as additional insured) covering any property of Tenant at the Premises and providing protection against all perils included within the classification of fire, extended coverage, vandalism, malicious mischief, special extended peril (all risk) and sprinkler leakage, in an amount equal to at least one hundred percent (100%) of the replacement cost thereof from time to time (including, without limitation, cost of debris removal), with an agreed amount endorsement, and providing protection against loss of income and extra expense. Any proceeds from such insurance shall be used for the repair or replacement of the property damaged or destroyed, unless this Lease is terminated pursuant to the provisions hereof. If the Premises are not repaired or restored following damage or destruction, Landlord shall receive any proceeds from such insurance allocable to Tenant’s leasehold improvements.

13.1.3	WORKER’S COMPENSATION INSURANCE.

Tenant shall secure and maintain a policy or policies of worker’s compensation in the statutorily required amount in compliance with all applicable Laws together with employer’s liability insurance coverage with liability limits of not less than $1,000,000 per occurrence. Tenant’s Workers Compensation Insurance carrier shall issue a waiver of subrogation on the Tenant’s policy in favor of Landlord.

13.1.4	COMPREHENSIVE AUTOMOBILE LIABILITY INSURANCE.

Tenant shall secure and maintain a policy or policies of comprehensive automobile liability insurance covering all owned, hired or non-owned vehicles with limits of liability of not less than One Million Dollars ($1,000,000.00) combined single limit for bodily injury and property damage.

13.1.5	OTHER INSURANCE.

Tenant shall carry and maintain such other policies of insurance in connection with the Premises as Landlord may from time to time require provided that such insurance is carried by comparable projects in the Brea area.

13.1.6	POLICY REQUIREMENTS.

All of the policies required to be obtained by Tenant pursuant to the provisions of this Section 13.1 shall be issued by companies licensed to do business in California, and shall be in form and content, acceptable to Landlord. Without limiting the generality of the foregoing, any deductible amounts under said policies shall be subject to Landlord’s approval. Claims made insurance is not acceptable for purposes of complying with this paragraph 13.1. In addition, all insurance policies requested to be obtained by Tenant hereunder shall contain an endorsement naming Landlord and its agent as an additional insured. Tenant shall, prior to delivery of the Premises by Landlord to Tenant, provide Landlord with copies of and certificates for all insurance policies. All insurance policies shall contain an endorsement providing that they may not be altered or canceled until after thirty (30) days’ written notice to Landlord and to any other additional insureds thereunder. Tenant shall, at least thirty (30) days prior to the expiration of any of such policies, furnish Landlord with a renewal or binder therefor. Tenant may carry insurance under a so-called “blanket” policy, provided that such policy provides that the amount of insurance required hereunder shall not be prejudiced by other losses covered thereby. All insurance policies carried by Tenant shall be primary with respect to, and noncontributory with and in excess of, any other insurance available to Landlord. Such policies shall provide that the interests of Landlord and any other additional insureds designated by Landlord shall not be invalidated due to any breach or violation of any warranties, representations or declarations contained in such policies or the applications therefore. If Tenant fails to carry any insurance policy required hereunder or to furnish copies thereof and certificates therefore pursuant hereto, Landlord may, but shall not be required to and without limiting Landlord in the exercise of any other right or remedy, obtain such insurance, and Tenant shall reimburse Landlord for the costs thereof with the next monthly rental payments due hereunder.

13.2	LANDLORD INSURANCE REQUIREMENTS.

During the Term of this Lease, Landlord shall keep and maintain property insurance for the Project in such amounts, and with such coverages, and Landlord shall keep and maintain such other insurance, including without limitation rental loss insurance covering rents and other proceeds to be paid to Landlord hereunder for a period of up to one (1) year (and Landlord represents and warrants that it will carry such rental loss insurance in such amounts) as Landlord may reasonably determine or as any lien holder may require. Tenant acknowledges that it shall not be a named insured in such policies and that it has no right to receive any proceeds from any such insurance policies carried by Landlord. Notwithstanding any contrary provision herein, Landlord shall not be required to carry insurance covering the property described in Section 13.1.2 above or covering perils of flood, earthquake or terrorism.

13.3	WAIVER OF SUBROGATION.

Tenant and Landlord each hereby waive any and all rights of recovery for loss or damage against the other, including the officers, directors, individual partners, employees, agents, representatives or principals of the other, to the extent that such loss or damage is insured against under any valid and collectible insurance in force at the time of such loss or damage. Tenant’s insurance policies required under this Lease shall contain an endorsement whereby Tenant’s insurer hereunder waives all of its rights of subrogation with respect to the parties to this Lease.

13.4	INCREASES IN PREMIUMS CAUSED BY TENANT.

Tenant shall pay increases in insurance premiums relating to property in the Project to the extent that any such increase is specified by the insurance carrier as being caused by Tenant’s acts or omissions or use or occupancy of the Premises, including, without limitation, any increases related to any improvements completed by Tenant.

13.5	SUFFICIENCY OF COVERAGE.

None of the requirements contained herein, including, but not limited to, as to types, limits, and acceptability of insurance coverages to be maintained by Tenant are intended to, and shall not in any manner, limit, alter or qualify the liabilities and obligations assumed by Tenant under this Lease or at Law otherwise, including, without limitation, Tenant’s defense and indemnification obligations and liability in excess of the limits of the coverages required herein. Neither receipt of certificates, endorsements, policies, or other insurance documents showing lesser or different coverage than required, nor any other forbearance, act, or omission by Landlord, shall be deemed a waiver of, or estoppel to assert, any right or obligation regarding the insurance requirements herein.

14.	SERVICES AND UTILITIES.

14.1	LANDLORD PROVIDED SERVICES AND UTILITIES HOURS.

Subject to the provisions contained elsewhere herein and to the rules and regulations of the Building, Landlord shall cause to be furnished to the Premises water and electricity, and heating, ventilation and air conditioning (“HVAC”), required in Landlord’s judgment for the comfortable use and occupation of the Premises (but not in excess of such utilities and services which are customarily furnished in comparable office buildings in the immediate market area), during the business hours of the Building, which shall be 8:00 A.M. to 6:00 P.M., Monday through Friday, and 9:00 A.M. to 1:00 P.M., Saturday, except for New Year’s Day, Memorial Day, Independence Day, Labor Day, Thanksgiving and Christmas and other nationally-recognized holidays determined by Landlord from time to time.

14.2	AFTER HOURS SERVICES AND UTILITIES; TENANT RESPONSIBILITY.

If Tenant requires additional or after-hours heating, ventilating, air conditioning or any of the other utilities or services referred to above, Landlord shall provide such service, and the cost to Tenant shall be commercially reasonably determined by Landlord in an amount initially equal to $120.00 per hour, which cost is subject to adjustment, based on Landlord’s direct costs. This cost shall be billed and paid monthly. The system by which after-hours HVAC will be activated (e.g., passcode, cardkey system, etc.) will be provided by Landlord.

14.3	TENANT COMPLIANCE WITH LANDLORD REQUIREMENTS.

Tenant shall keep and cause to be kept closed all window coverings when necessary because of the sun’s position, and Tenant also shall at all times cooperate fully with Landlord and abide by all the regulations and requirements which Landlord may prescribe for the proper functioning and protection of the heating, ventilating and air conditioning system.

14.4	EXCESS COSTS BORNE BY TENANT.

If any heat-generating machine, excess lighting or equipment in the Premises affect the temperature otherwise maintained by the air conditioning system, Landlord may install supplementary air conditioning units in the Premises, and the cost thereof (including, but not limited to, the cost of installation, operation and maintenance thereof) shall be paid by Tenant to Landlord upon demand by Landlord. Notwithstanding the preceding sentence, Tenant shall not, without the prior written consent of Landlord, use in the Premises any apparatus, device, machine or equipment using excess lighting, electricity or water; nor shall Tenant connect any apparatus or device to sources of electrical current or water except through existing electrical outlets or water pipes in the Premises. If Tenant shall require excess electricity, or water or any other resource in excess of that customarily supplied for use of similar premises as general office space, Tenant shall first request the consent of Landlord and obtain, at Tenant’s sole cost and expense, any additional consent required from governmental authorities. In the event that Landlord gives its consent, and any such additional consent is obtained, Landlord may cause a separate metering device to be installed in the Premises so as to measure the amount of the resource consumed within the Premises. The cost of any such separate metering device including, but not limited to, the cost of installation, maintenance and repair thereof shall be paid by Tenant. Tenant shall promptly pay the cost of all excess resources consumed within the Premises, together with any additional administrative expense incurred by Landlord in connection therewith. Moreover, Tenant expressly acknowledges and agrees that if Tenant utilizes any specialized equipment in the Premises that is connected to any water supply lines of the Building: (a) Tenant shall be obligated to install in the Premises, and maintain and monitor at all times, a commercial grade valve to regulate the level of water pressure to such specialized equipment; (b) Landlord has no responsibility or obligation for monitoring, regulating or controlling the level of water pressure to such specialized equipment in the Premises; and (c) pursuant to Section 12.2, Tenant releases and will indemnify, defend and hold Landlord harmless from and against any and all claims whatsoever arising or resulting, in whole or in part, directly or indirectly, (i) from the failure of Tenant to perform any of its obligations under clause (a), and (ii) to the extent caused by the acts, negligence or intentional misconduct of Tenant, its contractors, agents or employees, any property damage to the Project, the Premises and any fixtures, furniture equipment and personal property located therein, related to the operation or malfunction of such specialized equipment.

14.5	NORMAL ELECTRICITY SERVICES.

Landlord shall provide electricity for normal office purposes, including, but not limited to, duplicating, computers, mini-computers, terminals, telecopy machines, telexes, communications and audio-visual equipment, vending machines and kitchen equipment. Water, electricity and other utilities described herein shall be made available to the Premises.

14.6	LANDLORD NOT RESPONSIBLE FOR INTERRUPTION OF SERVICES.

Except to the extent arising from the gross negligence or willful misconduct or Landlord, Landlord shall not be in default hereunder or be liable for any damages directly or indirectly resulting from any interruption of utilities or services caused by (a), the installation or repair of any equipment in connection with the furnishing of utilities or services, (b), acts of God or the elements, labor disturbances of any character, any other accidents or any other conditions beyond the reasonable control of Landlord, or by the making of repairs or improvements to the Premises or the Project, or (c), the limitation, curtailment, rationing or restriction imposed by any governmental agency or service or utility supplier on use of water or electricity, gas or any other form of energy or any other service or utility whatsoever serving the Premises or the Project. Furthermore, Landlord shall be entitled, without any obligation or compensation to Tenant, to cooperate voluntarily in a reasonable manner with the efforts of national, state or local governmental agencies or service or utility suppliers in reducing the consumption of energy or other resources; if Landlord shall so cooperate, Tenant shall also reasonably cooperate therewith.

14.7	TENANT PAYMENTS AS ADDITIONAL RENT.

Any sums payable under this Section 14 shall be considered additional rent and may be added to any installment of rent thereafter becoming due, and Landlord shall have the same remedies for a default in payment of such sums as for a default in the payment of rent.

14.8	EXTRA SERVICES.

14.8.1	With respect to any utility service that is not separately metered or sub-metered to the Premises, if (i) Tenant has any special installations which consume high amounts of electricity, water, or other utility services in excess of typical office uses and square footage, (ii) Landlord, pursuant to Section 14.4, or Tenant installs supplementary air conditioning units and related equipment in the Premises and/or changes the existing air conditioning system, or (iii) Landlord reasonably determines that Tenant uses a disproportionate amount of utility service, Landlord will have the right to either (a) separately meter or sub-meter the Premises, at Tenant’s sole cost and expense, for consumption of such utility service, or (b) impose on Tenant a reasonable surcharge to cover Landlord’s reasonable and actual additional costs of the utility service resulting from Tenant’s disproportionate use. Any costs associated with the maintenance and operation of such meters, utility services and/or supplementary air conditioners shall be borne by Tenant. In the event that Tenant objects to the allocation or amount of the surcharge, Landlord will retain a qualified independent utility consultant to analyze the existence and amount of any disproportionate utility service to the Premises and the amount of the surcharge. The determination of the qualified independent consultant will be final and binding on Landlord and Tenant. Tenant will pay all costs of the qualified independent consultant, unless the qualified independent consultant determines that there is no disproportionate utility service to the Premises, in which case, the Landlord will pay those costs.

14.8.2	Landlord shall also have the exclusive right, but not the obligation, to provide any additional services which may be requested and approved by Tenant, including without limitation, locksmithing, lamp replacement, day porter services, and additional repairs and maintenance, provided that Tenant shall pay to Landlord upon billing, the sum of all costs to Landlord of such additional services, plus an administrative fee of fifteen percent (15%) of such costs. Charges for any service for which Tenant is required to pay from time to time hereunder shall be deemed Additional Rent hereunder and shall be billed on a monthly basis.

14.9	ENERGY DATA REPORTING.

Tenant shall, upon receipt of written request from Landlord, which shall be delivered with reasonable advance notice, comply with all energy reporting requirements of Landlord relating to the Tenant’s use of the Premises, consistent with applicable Laws; provided, however, that Tenant shall in no event be required to disclose any confidential or proprietary information.

15.	TENANT CERTIFICATE.

Within ten (10) days after delivery of the Premises to Tenant and thereafter within ten (10) days after any written request which Landlord may make from time to time, Tenant shall execute and deliver to Landlord a Certificate (the “Certificate” provided as Exhibit C), together with such financial information relating to Tenant or any guarantor as Landlord or any prospective purchaser or lender may reasonably request. Landlord shall have the right to amend or otherwise supplement the Certificate to include such other information and provisions as may be requested by any existing or prospective lender or by any prospective purchaser. Any failure by Tenant to so execute and deliver the Certificate shall, at Landlord’s election, constitute a certification by Tenant that the statements which may be included in the Certificate (as same may have been so amended or supplemented) are true and correct, except as Landlord shall otherwise indicate and shall constitute a default hereunder. Landlord and Tenant intend that the Certificate may be relied upon by any existing or prospective lender or by any prospective purchaser.

16.	HOLDING OVER.

If Tenant, with Landlord’s written consent, remains in possession of all or any portion of the Premises after the expiration or sooner termination of the Term hereof, such holding over shall be deemed to constitute a tenancy from month to month only, upon such terms and conditions hereof as could be reasonably and logically construed as applying thereto; provided, however, that during such holding over, Base Rent shall be one hundred fifty percent (150%) of the Base Rent for the first two (2) months of holdover and two hundred percent (200%) thereafter, in effect immediately prior to such expiration or termination, and any and all options and rights of first refusal or other preferential rights of Tenant shall be deemed to have lapsed and to be of no further force or effect. Landlord may terminate such tenancy from month to month, by giving to Tenant at least thirty (30) days’ written notice thereof at any time. Acceptance by Landlord of any rent after such expiration or termination shall not be deemed to constitute Landlord’s consent to such holding over.

17.	SUBORDINATION; REQUIREMENTS OF LENDERS.

17.1	SUBORDINATION.

Without the necessity of any additional document being executed by Tenant for the purpose of effecting a subordination, this Lease shall be subject and subordinate at all times to (a) all ground leases or underlying leases which may now exist or hereafter be executed affecting all or any portion of the Project, and (b) the lien of any mortgage or deed of trust which may now exist or hereafter be executed affecting all or any portion of the Project, provided that such ground lease, underlying lease, mortgage or deed of trust is approved by the mortgagee under a first deed of trust, as the case may be, encumbering the Building. Notwithstanding the foregoing, Landlord shall have the right to subordinate or cause to be subordinated any such ground leases or underlying leases or any such liens to this Lease. In the event that any ground lease or underlying lease terminates for any reason or any mortgage or deed of trust is foreclosed or a deed in lieu of foreclosure is made for any reason, Tenant shall, notwithstanding the subordination, attorn to and become the Tenant of the successor in interest to Landlord at the option of and on terms acceptable to such successor in interest. Tenant covenants and agrees to execute and deliver, upon demand by Landlord or any lienholder or successor in interest, and in the form requested thereby, any additional documents evidencing the priority of subordination of this Lease and the attornment of Tenant with respect to any such ground leases or underlying leases or the lien of any such mortgage or deed of trust. Tenant hereby irrevocably appoints Landlord as attorney-in-fact of Tenant to execute, deliver and record any such documents in the name and on behalf of Tenant if Tenant fails to do same pursuant to the foregoing. If any ground lease, underlying lease, mortgage or deed of trust encumbers the Premises on the Commencement Date, then Landlord shall use commercially reasonable efforts to obtain from the Landlord, mortgagee or beneficiary thereof a non-disturbance agreement in commercially reasonable form.

17.2	REQUIREMENTS OF LENDERS.

If, in connection with the obtainment of financing for the Project or any portion thereof, the lender requests reasonable modifications hereto as a condition to the furnishing of such financing, Tenant shall not unreasonably withhold or delay its consent thereto, provided that such modifications do not materially increase the obligations of Tenant hereunder or materially adversely affect Tenant’s rights hereunder.

18.	RULES AND REGULATIONS.

Tenant shall observe and comply with the rules and regulations set forth in Exhibit B attached hereto and hereby made a part hereof and any and all reasonable modifications thereof and additions thereto from time to time established by Landlord. In the event of any conflict between said rules and regulations and the other provisions hereof, the latter shall control. Such rules and regulations shall be applied by Landlord in a reasonably uniform manner to all Tenants of the Building and the Project.

19.	ACCESS BY LANDLORD.

Landlord reserves, and Landlord (and its agents, contractors and employees) shall at reasonable times have, the right to enter the Premises to inspect same, to supply janitor service and any other service to be provided by Landlord to Tenant hereunder, to show the Premises to any prospective purchaser, beneficiary, mortgagee or tenant, to post notices of non-responsibility, and to make any alteration, improvement or repair to the Premises or any portion of the Building, without abatement of rent, and may for that purpose erect, use and maintain scaffolding, pipes, conduits and other necessary structures in and through the Premises where reasonably required by the character of the work to be performed provided that entrance to the Premises shall not be blocked thereby, and further provided that the business of Tenant shall not be interfered with unreasonably. Tenant hereby waives any claims for damages for any injury or inconvenience to or interference with Tenant’s business, any loss of occupancy or quiet enjoyment of the Premises, and any other loss occasioned thereby. For each of the aforesaid purposes, Landlord shall at all times have and retain a key with which to unlock all of the doors in, upon and about the Premises, excluding Tenants’ vaults and safes, and Landlord shall have the right to use any and all means which Landlord may deem necessary or proper to open said doors in an emergency, in order to obtain entry to any portion of the Premises, and any entry to the Premises or portions thereof obtained by Landlord by any of such means or otherwise shall not under any circumstances be construed or deemed to be a forcible or unlawful entry into, or a detainer of, the Premises, or an eviction, actual or constructive, of Tenant from the Premises or any portion thereof. Landlord shall also have the right at any time, without same constituting an actual or constructive eviction and without incurring any liability to Tenant therefor, to change the arrangement and/or location of entrances or passageways, doors and doorways, and corridors, elevators, stairs, toilets, or other public parts of the Building.

20.	DEFAULT BY TENANT.

The occurrence of any of the following shall constitute a breach of and default under this Lease by Tenant:

20.1	FAILURE TO PAY RENT.

Failure by Tenant to pay any amount (including, without limitation, monthly installments of Base Rent and Additional Rent) when and as same becomes payable in accordance with the provisions of this Lease, and the continuation of such failure for a period of three (3) days after receipt of written notice from Landlord to Tenant specifying the nature of such failure.

20.2	FAILURE TO PERFORM.

Failure by Tenant in the due, prompt and complete performance or observance of any other express or implied covenant, agreement or obligation of Tenant contained in this Lease, and the continuation of such failure for a period of ten (10) days after written notice from Landlord to Tenant specifying the nature of such failure; provided, however, that if any such failure not involving a hazardous condition cannot reasonably be cured within such period, Tenant shall not be deemed to be in default hereunder if Tenant promptly commences such cure within such period and thereafter diligently pursues such cure to completion within a reasonable time, but in no event more than sixty (60) days after such notice.

20.3	ABANDONMENT.

Tenant’s vacating or abandoning of the Premises together with non-payment of Rent.

20.4	FALSE STATEMENTS.

Any financial statement or any representation given to Landlord by Tenant, or any assignee, subtenant or successor of Tenant or any guarantor of this Lease, proves to be materially false or misleading.

20.5	INSOLVENCY.

The insolvency of Tenant, the making by Tenant of any assignment for the benefit of creditors; the filing by or against Tenant of a petition to have Tenant adjudged bankrupt or of a petition for reorganization or arrangement under any law relating to bankruptcy, insolvency or creditors’ rights in general (unless in the case of a petition filed against Tenant, the same is dismissed within sixty (60) days); the appointment of a trustee or receiver to take possession of all or a substantial part of Tenant’s assets or of Tenant’s interest under this Lease where such seizure is not discharged within thirty (30) days. The occurrence of any of the acts or events referred to in this subsection with respect to any guarantor of this Lease, if any, shall also constitute a default hereunder.

20.6	ATTACHMENT, SEIZURE.

The attachment, execution or other judicial seizure of a substantial portion of Tenant’s assets or of Tenant’s interest in this Lease, where such seizure is not discharged within thirty (30) days. The notices referred to in Section 20.1 or Section 20.2 above shall be in lieu of, and not in addition to, any notice required under Section 1161 et seq. of the California Code of Civil Procedure.

21.	REMEDIES OF LANDLORD.

21.1	TERMINATION BY LANDLORD.

In the event of Tenant’s breach of or default under this Lease as provided in Section 20 above, Landlord, at Landlord’s option, and without limiting Landlord in the exercise of any other right or remedy Landlord may have on account of such default, and without any further demand or notice, may terminate this Lease and/or, to the extent permitted by law, remove all persons and property from the Premises, which property shall be stored by Landlord at a warehouse or elsewhere at the risk, expense and for the account of Tenant.

21.2	LANDLORD RIGHTS UPON TERMINATION.

If Landlord elects to terminate this Lease as provided in Section 21.1 above, Landlord shall be entitled to recover from Tenant the aggregate of:

21.2.1	WORTH OF UNPAID RENT.

The worth at the time of award of the unpaid rent and charges equivalent to rent earned as of the date of the termination thereof;

21.2.2	EXCESS OF UNPAID RENT UNTIL AWARD.

The worth at the time of award of the amount by which the unpaid rent and charges equivalent to rent which would have been earned after the date of termination hereof until the time of award exceeds the amount of such rental loss that Tenant proves could have been reasonably avoided;

21.2.3	EXCESS OF UNPAID RENT AFTER AWARD.

The worth at the time of award of the amount by which the unpaid rent and charges equivalent to rent for the balance of the Term hereof after the time of award exceeds the amount of such rental loss that Tenant proves could have been reasonably avoided;

21.2.4	OTHER DETRIMENTS.

Any other amount necessary to compensate Landlord for the detriment proximately caused by Tenant’s failure to perform its obligations under this Lease or which, in the ordinary course of things, would be likely to result therefrom; and

21.2.5	OTHER AMOUNTS.

Any other amount which Landlord may hereafter be permitted to recover from Tenant to compensate Landlord for the detriment caused by Tenant’s default.

21.2.6	TIME OF AWARD.

For the purpose of this Section, the “time of award” shall mean the date upon which the judgment in any action brought by Landlord against Tenant by reason of such default is entered or such earlier date as the court may determine; the “worth at the time of award” of the amounts referred to in Section 21.2.1 and Section 21.2.2 shall be computed by allowing interest at the Interest Rate, but not less than the legal rate; and the “worth at the time of award” of the amount referred to in Section 21.2.3 shall be computed by discounting such amount at the discount rate of the Federal Reserve Bank of San Francisco at the time of award plus one percent (1%) per annum. Tenant agrees that such charges shall be recoverable by Landlord under California Code of Civil Procedure Section 1174(b) or any similar, successor or related provision or law. Further, Tenant hereby waives the provisions of California Code of Civil Procedure Section 1174(c) and California Civil Code Section 1951.7 or any other similar, successor or related provision of law providing for Tenant’s right to satisfy any judgment in order to prevent a forfeiture of this Lease or requiring Landlord to deliver written notice to Tenant of any reletting of the Premises.

21.3	INDEMNIFICATION.

Nothing in this Section 21, and no termination pursuant to any other provision of this Lease, shall be deemed to affect Landlord’s right to indemnification for liability or liabilities arising prior to the termination of this Lease under the indemnification clause or clauses contained in this Lease.

21.4	TERMINATION OF RIGHT OF POSSESSION

Notwithstanding anything to the contrary set forth herein, Landlord’s reentry to perform acts of maintenance or preservation of, or in connection with efforts to relet, the Premises, or any portion thereof, or the appointment of a receiver upon Landlord’s initiative to protect Landlord’s interest under this Lease shall not terminate Tenant’s right to possession of the Premises or any portion thereof and, until Landlord does elect to terminate this Lease, this Lease shall continue in full force and Landlord may pursue all its remedies hereunder including, without limitation, the right to recover from Tenant as they become due hereunder all rent and other charges required to be paid by Tenant under the terms of this Lease.

21.5	RIGHT TO SUE FOR RENT AS IT BECOMES DUE.

In the event of any default by Tenant as set forth above, then in addition to any other remedies available to Landlord at law or in equity or under this Lease, Landlord shall have the right to bring an action or actions from time to time against Tenant, in any court of competent jurisdiction, for all rental and other sums due or becoming due under this Lease, including all damages and costs proximately caused thereby, notwithstanding Tenant’s abandonment or vacation of the Premises or other acts of Tenant, as permitted by Section 1951.4 of the California Civil Code or any successor, related or similar provision of law. Such remedy may be exercised by Landlord without prejudice to its right to thereafter terminate this Lease in accordance with the other provisions contained in this Section 21.

21.6	RENT.

The terms “rent” and “rental,” as used in this Section 21 and in any and all other provisions of this Lease, shall mean Base Rent, Additional Rent and any and all other amounts payable by Tenant pursuant to the provisions of this Lease.

21.7	ABANDONMENT BY TENANT.

In the event of Tenant’s abandonment of the Premises or if Landlord shall elect to reenter or shall take possession of the Premises pursuant to any legal proceeding or pursuant to any notice provided by law, and until Landlord elects to terminate this Lease, Landlord may, from time to time, without terminating this Lease, recover all rental as it becomes due under this Lease above and/or relet the Premises or any part thereof for the account of and on behalf of Tenant, on any terms, for any term (whether or not longer than the Term of this Lease) and at any rental as Landlord in its reasonable discretion may deem advisable, and Landlord may make any alterations and repairs to the Premises in connection therewith. Tenant hereby irrevocably constitutes and appoints Landlord as its special attorney-in-fact, irrevocable and coupled with an interest, for purposes of reletting the Premises pursuant to the immediately preceding sentence. In the event that Landlord shall elect to so relet the Premises on behalf of Tenant, then rentals received by Landlord from such reletting shall be applied:

21.7.1	EXPENSES OF RELETTING.

First, to reimburse Landlord for the reasonable costs and expenses of such reletting (including, without limitation, costs and expenses of retaking or repossessing the Premises, removing persons and property therefrom, securing new tenants, and, if Landlord shall maintain and operate the Premises, the costs thereof) and necessary or reasonable alterations.

21.7.2	PAYMENT OF INDEBTEDNESS.

Second, to the payment of any indebtedness of Tenant to Landlord other than Base Rent, Additional Rent and other sums due and unpaid hereunder.

21.7.3	PAYMENT OF RENT.

Third, to the payment of rent, Base Rent, Additional Rent and other sums due and unpaid hereunder, and the residue, if any, shall be held by Landlord and applied in payment of other or future obligations of Tenant to Landlord as the same may become due and payable.

21.7.4	PAYMENT OF DEFICIENCY.

Should the rentals received from such reletting, when applied in the manner and order indicated above, at any time be less than the total amount owing from Tenant pursuant to this Lease, then Tenant shall pay such deficiency to Landlord, and if Tenant does not pay such deficiency within five (5) days of its receipt of written notice, Landlord may bring an action against Tenant for recovery of such deficiency or pursue its other remedies hereunder or under California Civil Code Section 1951.8, California Code of Civil Procedure Section 1161 et seq., or any similar, successor or related provision of law.

21.8	LANDLORD RIGHTS CUMULATIVE.

All rights, powers and remedies of Landlord hereunder and under any other agreement now or hereafter in force between Landlord and Tenant shall be cumulative and not alternative and shall be in addition to all rights, powers and remedies given to Landlord at law or in equity. The exercise of any one or more of such rights or remedies shall not impair Landlord’s right to exercise any other right or remedy including, without limitation, any and all rights and remedies of Landlord under California Civil Code Section 1951.8, California Code of Civil Procedure Section 1161 et seq., or any similar, successor or related provision of law. In addition, Landlord shall have the remedy described in California Civil Code Section 1951.4 (Landlord may continue Lease in effect after Tenant’s breach and abandonment and recover rent as it becomes due, if Tenant has right to sublet or assign, subject only to reasonable limitations).

21.9	ASSIGNMENT OF SUBLEASE RENTS.

Tenant hereby assigns and transfers to Landlord all of Tenant’s interest in all rent and income arising from any sublease heretofore or hereafter made, and Landlord may collect such rent and income and apply same toward Tenant’s obligations under this Lease; provided, however, that until Tenant shall be in default hereunder, Tenant may receive, collect and enjoy the rent and income accruing under such sublease. Landlord shall not, by reason of this or any other assignment, nor by reason of the collection of rent or income from a subtenant, be deemed liable to such subtenant for any failure of Tenant to perform and comply with any of Tenant’s obligations under such sublease. Tenant hereby irrevocably authorizes and directs any such subtenant, upon receipt of a written notice from Landlord stating that Tenant is in default hereunder, to pay to Landlord the rent and income due and to become due under such sublease. Tenant agrees that such subtenant shall have the right to rely upon any such statement and request by Landlord and that such subtenant shall pay rent and income to Landlord without any obligation or right to inquire as to whether such default exists and notwithstanding any notice or claim from Tenant to the contrary. Tenant shall have no right or claim against such subtenant or Landlord for any such rent or income so paid by such subtenant to Landlord.

21.10	TENANT’S PERSONAL PROPERTY.

If, after Tenant’s abandonment of the Premises, Tenant leaves behind any items of personal property, then Landlord shall store such property at a warehouse or any other location at the risk, expense and for the account of Tenant, and such property shall be released only upon Tenant’s payment of such charges, together with all sums due and owing under this Lease. If Tenant does not reclaim such property within the period permitted by law, Landlord may sell such property in accordance with law and apply the proceeds of such sale to any sums due and owing hereunder, or retain said property, granting Tenant credit against sums due and owing hereunder for the reasonable value of such property.

21.11	WAIVER OF RIGHTS.

To the extent permitted by law, Tenant hereby waives all provisions of, or protection under, any decisions, statutes, rules, regulations or other laws of the State of California to the extent same are inconsistent and in conflict with specific terms and provisions hereof.

21.12	LANDLORD RIGHT TO ACT.

If at any time during the Term hereof Tenant fails, refuses or neglects to do any of the things herein provided to be done by Tenant, Landlord shall have the right, but not the obligation, to do the same, but at the expense and for the account of Tenant. The amount of any money so expended or obligations so incurred by Landlord, together with interest thereon at the Interest Rate, shall be repaid to Landlord within five (5) days of Tenant’s receipt of written notice, and unless so paid shall be added to the next monthly rental payment coming due hereunder.

22.	DEFAULT BY LANDLORD; LIMITATION OF LIABILITY.

22.1	NO DEFAULT WITHOUT NOTICE.

Landlord shall not be deemed to be in default hereunder unless obligations required of Landlord hereunder are not performed by Landlord, or by any beneficiary under any deed of trust, mortgagee, ground Landlord or other lien holder with rights in all or any portion of the Project, within thirty (30) days after written notice thereof by Tenant to Landlord and to such other parties whose names and addresses are furnished to Tenant in writing, which notice specifies that there has been a failure to perform such obligations; provided, however, that if the nature of such obligations is such that more than thirty (30) days are reasonably required for their cure, Landlord shall not be deemed to be in default hereunder if Landlord or any of such other parties commences such cure within such thirty-day period and thereafter diligently prosecutes such cure to completion.

22.2	LIMITATION OF LANDLORD LIABILITY.

If Landlord is in default hereunder and, as a consequence thereof, Tenant obtains a judgment against Landlord, Tenant’s sole recourse shall be, and such judgment may be satisfied only out of, the proceeds of sale received upon execution of such judgment and levy against the right, title and interest of Landlord in the Project and out of the rent or other revenue receivable by Landlord from the Project, or out of the proceeds receivable by Landlord from the sale or other disposition of all or any portion of Landlord’s right, title and interest in the Project. Tenant agrees that the obligations of Landlord under this Lease do not constitute personal obligations of, and neither Landlord nor any of the partners, members, shareholders, officers, directors, managers, principals or others (the “Landlord Constituents”) comprising Landlord nor any of the partners, members, shareholders, officers, directors, managers, principals or others which are part of any of the Landlord Constituents shall be personally liable for any deficiency or otherwise.

23.	DAMAGE AND DESTRUCTION.

23.1	INSURED CASUALTY.

If the Premises or the Project is damaged by an insured casualty, or, if Landlord fails to maintain the insurance required to be maintained by or pursuant to the terms of this Lease and such damage would have been covered by the insurance required to be maintained by Landlord hereunder, and such damage occurs more than six (6) months prior to the expiration of the Term hereof, Landlord shall forthwith repair same, or cause same to be repaired, (and, if an insured casualty, to the extent that insurance proceeds are made available to Landlord therefor) and provided that such repairs can, in Landlord’s reasonable opinion, be made within ninety (90) days from the date of such damage (without payment of overtime or other premiums) under the laws and regulations of the federal, state and local governmental authorities having jurisdiction thereof. Tenant hereby acknowledges that Landlord’s right to proceeds under the property insurance policies described in Section 13.1.2 above shall be subject to the rights of any mortgagees, trust deed holders or other secured parties having an interest in the Building. If Landlord is not so required to repair such damage, Landlord shall have the option within forty-five (45) days from the date of such damage either to (i) notify Tenant of Landlord’s election to repair such damage, in which event Landlord shall thereafter repair same, or (ii) notify Tenant of Landlord’s election to immediately terminate this Lease, in which event this Lease shall be so terminated. Landlord shall refund to Tenant any rent previously paid for any period of time subsequent to such termination. Notwithstanding any contrary provision herein, and regardless of whether caused by casualty, (a) Landlord shall not be required to repair any damage to the property of Tenant or to repair or replace any paneling, decorations, railings, floor coverings, alterations, additions, fixtures or improvements installed on the Premises by or at the expense of Tenant, and (b) any damage caused by the negligence or willful misconduct of Tenant or any of its agents, contractors, employees, invitees or guests which shall be promptly repaired by Tenant, at its sole cost and expense, to the reasonable satisfaction of Landlord. Tenant hereby waives the provisions of Section 1932, subdivision 2, and Section 1933, subdivision 4, of the Civil Code of California, and any similar law, statute or ordinance now or hereafter in effect.

23.2	RENT TO CONTINUE.

If Landlord repairs damage to the Premises pursuant to the provisions of Section 23.1 above, Base Rent and Additional Rent payable hereunder until such repairs are completed shall be abated in the proportion that the rentable area of the portion, if any, of the Premises rendered unusable by Tenant bears to the rentable area of the Premises; provided, however, that there shall be such rent abatement only to the extent of rental loss insurance proceeds made available to Landlord (unless Landlord fails to maintain such insurance in which event such rent abatement shall be available to Tenant subject to the following), and only if (a) the damage so repaired is not caused by the negligence or willful misconduct of Tenant or any of Tenant’s agents, contractors, employees, invitees or guests, and (b) a material portion of the Premises Is so rendered unusable for more than five (5) consecutive business days after notice thereof by Tenant to Landlord. Except for such rental abatement, Tenant shall have no claim against Landlord with respect to any such damage or repairs. Landlord represents that it will purchase and maintain rental loss insurance in such amount and with such limits as is common in Class A buildings in the Brea market area.

24.	EMINENT DOMAIN.

If the entire Premises, or so much thereof (but not less than 25% of the rentable area of the Premises) as to render the balance thereof not reasonably usable for the conduct of Tenant’s business, shall be taken or appropriated under the power of eminent domain or conveyed in lieu thereof, either party hereto may, by serving written notice upon the other party hereto within thirty (30) days thereafter, immediately terminate this Lease. If any substantial part of the Project excluding the Premises shall be taken or appropriated under the power of eminent domain or conveyed in lieu thereof, Landlord may so terminate this Lease. In either of such events, Landlord shall receive (and Tenant shall assign to Landlord upon demand by Landlord) any income, rent, award or any interest therein which may be paid in connection therewith, and Tenant shall have no claim against Landlord for any part of any sum so paid, whether or not attributable to the value of the unexpired Term of this Lease. If a part of the Premises shall be so taken, appropriated or conveyed and neither party hereto shall elect to so terminate this Lease, (i) Base Rent and Additional Rent payable hereunder shall be abated in the proportion that the rentable area of the portion of the Premises so taken, appropriated or conveyed bears to the rentable area of the entire Premises, and (ii) if the Premises shall have been damaged as a consequence of such partial taking, appropriation or conveyance, Landlord shall, to the extent of any severance damages received by Landlord, restore the Premises continuing under this Lease; provided, however, that Landlord shall not be required to repair or restore any damage to the property of Tenant or to make any repairs to or restoration of any alterations, additions, fixtures or improvements installed on the Premises by or at the expense of Tenant, and Tenant shall pay any amount in excess of such severance damages required to complete such repairs or restoration. Notwithstanding anything to the contrary contained in this Section, if the temporary use or occupancy of any part of the Premises shall be taken or appropriated under the power of eminent domain or conveyed in lieu thereof during the Term of this Lease, this Lease shall be and remain unaffected by such taking, appropriation or conveyance and Tenant shall continue to pay in full all rent payable hereunder by Tenant during the Term of this Lease; in the event of any such temporary taking, appropriation or conveyance, Tenant shall be entitled to receive a separate award (not reducing Landlord’s award) as compensation for loss of the use or occupancy of the Premises during the Term of this Lease. To the extent that it is inconsistent with the above, each party hereto hereby waives the provisions of Section 1265.130 of the California Code of Civil Procedure allowing either party to petition a court to terminate this Lease in the event of a partial taking of the Premises.

25.	SALE BY LANDLORD.

If Landlord sells or transfers all or any portion of the Project, including the Premises, Landlord shall, upon consummation of such sale or transfer, be released from any liability relating to obligations or covenants thereafter to be performed or observed under this Lease, and in such event Tenant agrees to look solely to Landlord’s successor in interest with respect to any such liability.

26.	SURRENDER OF PREMISES.

Tenant shall, upon the expiration or sooner termination of the Term hereof, surrender to Landlord the Premises, and all repairs, changes, alterations, additions and improvements thereto, in good and first class order, condition and repair, ordinary wear and tear excepted, clean and free of debris. Any damage or deterioration shall not be deemed ordinary wear and tear if same could have been prevented by good maintenance practices. Tenant shall, upon the expiration or sooner termination of the Term hereof, and at Tenant’s sole cost and expense, remove all movable furniture, equipment and other personal property belonging to Tenant. Tenant shall immediately, at its sole cost and expense, repair any damage caused by the removal of any property. Tenant shall, upon the expiration or sooner termination of the Term hereof, deliver to Landlord all keys to all doors in, upon and about the Premises including, but not limited to, all keys to any vault or safe to remain on the Premises.

27.	QUIET ENJOYMENT.

So long as Tenant is not in default hereunder, Tenant shall have the right to the quiet and peaceful enjoyment and possession of the Premises and the common areas during the Term of this Lease, subject to the terms and conditions of this Lease without interference by any persons lawfully claiming by or through Landlord.

28.	NOTICES.

Any notice, demand or other communication given under the provisions of this Lease by either party hereto to the other party hereto shall be effective only if in writing and (a) personally served, (b) mailed by United States registered or certified mail, return receipt requested, postage prepaid, or (c) sent by a nationally recognized courier service (e.g., UPS) for next-day delivery, to be confirmed in writing by such courier, addressed as set forth in the Basic Lease Information. In the event that a different address is furnished by either party hereto to the other party hereto in writing, notices, demands and other communications shall thereafter be sent or delivered to the new address. Notices, demands and other communications given in the foregoing manner shall be deemed given when actually received or refused by the party to whom sent, unless mailed, in which event same shall be deemed given on the day of actual delivery as shown by the addressee’s registered or certified mail receipt or at the expiration of the third (3rd) business day after the date of mailing, whichever first occurs.

29.	TAXES PAYABLE BY TENANT.

Tenant shall pay before delinquency all taxes, assessments, license fees and other charges (collectively, “taxes”) that are levied and assessed against Tenant’s trade fixtures and other personal property installed or located in or on the Premises, and that become payable during the Term. On demand by Landlord, Tenant shall furnish Landlord with satisfactory evidence of such payments. If any taxes on Tenant’s personal property are levied against Landlord or Landlord’s property or if the assessed value of the Building and other improvements in which the Premises are located is increased by the inclusion of a value placed on Tenant’s personal property, as determined by Landlord, and if Landlord pays the taxes on any of these items or the taxes based on the increased assessment of these items, Tenant, on demand, shall immediately reimburse Landlord for the sum of the taxes levied against Landlord, or the proportion of the taxes resulting from the increase in Landlord’s assessment. Landlord shall have the right to pay these taxes regardless of the validity of the levy.

30.	INTEREST AND LATE CHARGES.

Any amount not paid by Tenant to Landlord when due hereunder shall bear interest at a rate (the “Interest Rate”) equal to the lesser of (a) the discount rate of ten percent (10%) per year, or (b) the maximum rate permitted by law, from the due date until paid, unless otherwise specifically provided herein, but the payment of such interest shall not excuse or cure any such failure by Tenant under this Lease. In addition to such interest, if any amount is not paid within ten (10) calendar days after the same is due, a late charge equal to ten percent (10%) of such amount shall be assessed, which late charge Tenant hereby agrees is a reasonable estimate of the damages Landlord shall suffer as a result of Tenant’s late payment, which damages include Landlord’s additional administrative and other costs associated with such late payment. The parties agree that it would be impracticable and extremely difficult to fix Landlord’s actual damages in such event. Such interest and late charges are separate and cumulative and are in addition to and shall not diminish or represent a substitute for any or all of Landlord’s rights or remedies under any other provision of this Lease. If a late charge is payable hereunder, whether or not collected, for any three (3) installments of Base Rent during any twelve (12) month period, then all further Base Rent shall automatically become due and payable quarterly in advance, rather than monthly, notwithstanding any provision of this Lease to the contrary.

31.	SUCCESSORS AND ASSIGNS.

Subject to the provisions of Section 11 and Section 25 above, the terms, covenants and conditions contained herein shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, executors, administrators, successors and assigns.

32.	ATTORNEYS’ FEES.

In any litigation or other action arising here from between any of the parties hereto, the prevailing party shall be entitled to recover reasonable attorneys’ fees and costs incurred therein. The term “prevailing party” means the party obtaining substantially the relief sought, whether by compromise, settlement or judgment.

33.	LIGHT AND AIR.

Tenant covenants and agrees that no diminution of light, air or view by any structure which may hereafter be erected (whether or not by Landlord) shall entitle Tenant to any reduction of rent under this Lease, result in any liability of Landlord to Tenant, or in any other way affect this Lease or Tenant’s obligations hereunder.

34.	SIGNS AND IDENTITY.

34.1	NO SIGNS WITHOUT LANDLORD CONSENT.

Tenant shall not, without the prior written consent of Landlord place, construct or maintain any sign, advertisement, awning, banner or other decoration on or visible from, or otherwise use, the exterior of the Premises (including, but not limited to, the outer surfaces of the exterior walls and doors of the Premises), any exterior or interior areas of the Building, or the public and common areas of the Project.

34.2	SIGNS PROVIDED BY LANDLORD

Landlord maintains and will provide at Landlord’s sole cost and expense (1) a directory in the lobby of the Building and/or in such other locations, if any, as Landlord, in its sole discretion, may determine, which directory(ies) shall be for the display of the business names of tenants in the Building and their respective suite numbers and (2) Building-standard suite entry signage for the display of Tenant’s business name and suite number; provided, however, that Tenant shall notify Landlord of its business name. Landlord shall have the sole right to determine and change from time to time the type of such directory(ies) and such sign and all common Project signage, and the contents thereof including, but not limited to, size of letters, style, color and placement.

34.3	NAME OF BUILDING PROTECTED.

Tenant shall not use the name or logo of the Building or the Project for any purposes other than to identify the address of the business to be conducted by Tenant in the Premises. Landlord reserves the right to change the name, number and designations by which the Building and the Project are commonly known at any time, and Tenant waives all claims for damages caused by any such change.

35.	WAIVER.

If Landlord waives the performance of any terms, covenant or condition contained in this Lease, such waiver shall not be deemed to be a waiver of any other breach of the same or of any other term, covenant, or condition contained herein. Furthermore, the acceptance of rent by Landlord shall not constitute a waiver of any preceding breach by Tenant of any term, covenant or condition of this Lease other than the failure of Tenant to pay the particular rent so accepted, regardless of Landlord’s knowledge of such preceding breach at the time Landlord accepted such rent. Failure by Landlord to enforce any of the terms, covenants or conditions of this Lease for any length of time shall not be deemed to waive or to affect the right of Landlord to insist thereafter upon strict performance by Tenant. Waiver by Landlord of any term, covenant or condition contained in this Lease may only be made by a written document signed by Landlord.

36.	BROKERS.

Landlord has entered into an agreement with the real estate broker specified as Landlord’s Broker in the Basic Lease Information. Tenant represents that it has not had any dealings with any real estate broker, finder, or intermediary with respect to this Lease. Landlord shall pay any commissions or fees that are payable to Landlord’s Broker with respect to this Lease in accordance with the provisions of a separate commission contract. Subject to the foregoing, each party hereto shall indemnify, protect, defend, and hold harmless the other party from and against any and all damages, liabilities, losses, costs and expenses (including, but not limited to, reasonable attorneys’ fees and related costs) resulting from any claims that may be asserted against such other party by any real estate broker, finder or intermediary arising from any act of the indemnifying party in connection with this Lease..

37.	SORTING AND SEPARATING OF REFUSE AND TRASH.

37.1	TENANT COMPLIANCE WITH TRASH REGULATIONS.

Tenant covenants and agrees, at its sole cost and expense, to comply with all present and future laws, orders, and regulations of all state, federal, municipal, and local governments, departments. commissions, and boards regarding the collection, sorting, separation, and recycling of waste products, garbage, refuse, and trash. Tenant shall sort and separate such waste products, garbage, refuse, and trash into such categories as provided by law. Each separately sorted category of waste products, garbage, refuse, and trash shall be placed in separate receptacles reasonably approved by Landlord. Such separate receptacles may, at Landlord’s option, be removed from the demised premises in accordance with a collection schedule prescribed by law.

37.2	LANDLORD REMEDIES FOR TENANT TRASH NONCOMPLIANCE.

Landlord reserves the right to refuse to collect or accept from Tenant any waste products, garbage, refuse, or trash that is not separated and sorted as required by law, and to require Tenant to arrange for such collection at Tenant’s sole cost and expense, utilizing a contractor satisfactory to Landlord. Tenant shall pay all costs, expenses, fines, penalties, or damages that may be imposed on Landlord or Tenant by reason of Tenant’s failure to comply with the provisions of this article, and, at Tenant’s sole cost and expense, shall indemnify, defend, and hold Landlord harmless (including legal fees and expenses) from and against any actions, claims, and suits arising from such noncompliance, utilizing counsel reasonably satisfactory to Landlord.

38.	AUTHORITY.

If Tenant is a corporation, trust, partnership, or other entity, each individual executing this Lease on behalf of Tenant represents and warrants that he or she is duly authorized to so execute and deliver this Lease and that no signatures in addition to those set forth below or consents need be obtained in order for this lease to be binding upon Tenant. If Tenant is a corporation, trust or partnership, it shall, within ten (10) days after execution of this Lease, deliver to Landlord satisfactory evidence of such authority. If Tenant is a corporation, it shall, upon demand by Landlord, also deliver to Landlord satisfactory evidence of (a) good standing in Tenant’s state of incorporation, and (b) qualification to do business in California.

39.	WAIVER OF JURY TRIAL.

LANDLORD AND TENANT SHALL AND THEY HEREBY DO WAIVE TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM BROUGHT BY EITHER OF THE PARTIES HERETO AGAINST THE OTHER ON ANY MATTERS WHATSOEVER ARISING OUT OF OR IN ANY WAY CONNECTED WITH THIS LEASE, THE RELATIONSHIP OF LANDLORD AND TENANT, TENANT’S USE OR OCCUPANCY OF THE PREMISES, AND ANY STATUTORY REMEDY.

40.	CONFIDENTIALITY OF LEASE.

Tenant agrees to keep the terms of this Lease confidential and shall not disclose same to any other person not a party hereto, without the prior written consent of Landlord, provided that Tenant may disclose the terms hereof to Tenant’s accountants, attorneys, managing employees, and others in privity with Tenant to the extent reasonably necessary for Tenant’s business purposes without such prior written consent.

41.	HAZARDOUS MATERIALS.

Landlord represents and warrants to Tenant that Landlord, to Landlord’s current actual knowledge, (i) has not, at any time, used or permitted the use of any portion of Tenant’s Premises, the Building or the parking facilities in violation of any governmental laws, statutes, ordinances, regulations or orders relating to health, industrial hygiene or the environmental conditions (“Regulations”), and (ii) has not used or permitted storage, disposal or generation of any Hazardous Material (as defined below) on, under or about Tenant’s Premises, or the Project, except in compliance with the Regulations. Tenant represents and warrants to Landlord that Tenant will not, at any time, use or permit the use of any portion of Tenant’s Premises, the Building or the parking facilities in violation of any Regulations on, under or about Tenant’s Premises, including but not limited to, the soil and ground water. Tenant shall protect, defend, indemnify and hold Landlord harmless from and against any and all losses, costs (including reasonable attorneys’ fees), liabilities and claims arising from the violation by Tenant, its employees, agents, representatives or invitees of any of the Regulations that may affect Tenant’s Premises or the Project and shall assume full responsibility and cost to remedy such violations, provided that the violations are not the result of any action or inaction on the part of Landlord. Tenant shall not at any time use, generate, store or dispose of on, under or about Tenant’s Premises, or the Project or transport to or from the same any hazardous wastes, toxic substances or related material (“Hazardous Materials”) or permit or allow any third party to do so, without compliance with all Regulations. Hazardous Materials shall include, but shall not be limited to, substances defined as “hazardous substances” or “toxic substances” in the Comprehensive Environmental Response, Compensation and Liability Act of 1980, 42 U.S.C. Section 9601 et seq.; the Resource Conversation Recovery Act, 42 U.S.C. Section 6901 et seq.; those substances (i) which are or become defined as “hazardous waste” or “hazardous substance” or which require investigation or remediation under any Regulation, (ii) which are toxic, explosive, corrosive, flammable, infectious, radioactive, carcinogenic or mutagenic, (iii) the presence of which causes or threatens to cause a nuisance upon or threatens the health or safety of persons on or about the Project or adjacent properties, and (iv) which contains gasoline, diesel fuel or other petroleum hydrocarbons.

42.	MISCELLANEOUS.

42.1	KEYS.

Landlord shall make available to Tenant such number of keys as Landlord shall deem appropriate; Tenant shall pay for any additional keys made available by Landlord.

42.2	NO MERGER.

Any voluntary or other surrender of this Lease by Tenant, mutual termination hereof or termination hereof by Landlord shall not work a merger, and shall, at the option of Landlord, terminate all or any existing subleases or sub tenancies, or may, at the option of Landlord, operate as an assignment to Landlord of any or all such subleases or sub tenancies. No act or omission of Landlord or any representative thereof shall be deemed to constitute acceptance of any surrender, and no surrender shall be deemed to have occurred, unless in a writing executed by Landlord and approved in writing by the mortgagee under any first mortgage or the beneficiary under any first deed of trust, as the case may be, encumbering the Building.

42.3	LEASE NOT TO BE RECORDED.

This Lease shall not be recorded; no memorandum hereof shall be recorded without Landlord’s prior written consent.

42.4	PAYMENT IN US DOLLARS.

Rent and all other sums payable under this Lease must be paid in lawful money of the United States of America.

42.5	RIGHTS CUMULATIVE.

None of Landlord’s rights or remedies hereunder shall be deemed to be exclusive, but shall, wherever possible, be cumulative with all other rights and remedies hereunder and at law and in equity.

42.6	TENANT’S OBLIGATIONS AS COVENANTS AND CONDITIONS.

Each provision of this Lease performable by Tenant shall be deemed to be both a covenant of Tenant and a condition to Landlord’s performance hereunder.

42.7	COUNTERPARTS.

This Lease may be executed in counterparts with the same effect as if both parties hereto had executed the same document. Both counterparts shall be construed together and shall constitute a single lease.

42.8	NO AGENCY.

Nothing contained in this Lease shall be construed to create the relationship of principal and agent, partnership, joint venture or any other relationship between the parties hereto, other than the relationship of landlord and tenant.

42.9	PARTIAL INVALIDITY.

Any provision of this Lease which shall prove to be invalid, void or illegal shall in no way affect, impair or invalidate any other provision hereof, and such other provisions shall remain in full force and effect.

42.10	PREMISES INCLUDES.

The term “Premises” shall be deemed to include (unless, based on the context, such meaning would be clearly unintended) the space demised and improvements now or at any time hereafter comprising or built in such space.

42.11	TENANT INCLUDES.

The term “Tenant” or pronoun used in place thereof shall indicate and include the masculine or feminine, the singular or plural number, individuals, firms or corporations.

42.12	HEADINGS.

The section headings herein are for convenience of reference only and shall in no way define, increase, limit or describe the scope or intent of any provision of this Lease.

42.13	JOINT AND SEVERAL.

In any case where this Lease is entered into by co-tenants, the obligations of such co-tenants hereunder shall be joint and several.

42.14	TIME OF ESSENCE.

Time is of the essence of this Lease and all of its provisions.

42.15	GOVERNING LAW.

This Lease shall in all respects be governed by the laws of the State of California. In any action or proceeding arising therefrom, Tenant hereby consents to the jurisdiction of any competent court within the State of California and to service of process by any means authorized by California law.

42.16	ENTIRE AGREEMENT.

This Lease contains the entire agreement of the parties hereto with respect to the subject matter hereof and supersedes any previous negotiations. There have been no representations made by Landlord or any representative thereof or understandings made between the parties other than those set forth in this Lease.

42.17	MODIFICATION.

This Lease may not be modified except by a written document executed by the parties hereto.

42.18	NO WARRANTY OR REPRESENTATION.

Neither Landlord nor any broker, agent or representative thereof has made any warranty or representation with respect to the tenant mix of the Building, the identity of prospective or other tenants of the Building, or profitability.

42.19	GUARANTEE REQUIREMENTS.

Concurrently with the execution of this Lease, Tenant shall deliver to Landlord a Lease Guaranty Agreement in the form attached hereto as Exhibit E, executed by the Guarantor specified in the Basic Lease Information.

42.20	DEFINITION OF PERSON.

The words “person” and “persons” as used herein shall include individuals, firms, partnerships, associations and corporations.

42.21	CONSTRUCTION OF AGREEMENT.

The language in all parts of this Lease shall be in all cases construed simply according to its fair meaning, and not strictly for or against Landlord or Tenant. Any reference to any Section herein shall be deemed to include all subsections thereof unless otherwise specified or reasonably required from the context. Any reference to “days” or “months” herein shall refer to calendar days or months, respectively, unless specifically provided to the contrary. Unless clearly inconsistent with the context, any reference herein to “the Term hereof or “the Term of this Lease” shall refer to the Term of this Lease. The terms “herein,” “hereunder” and “hereof” as used in this Lease shall mean “in this Lease,” “under this Lease” and “of this Lease,” respectively, except as otherwise specifically set forth in this Lease.

42.22	EXHIBITS.

Any and all exhibits and addenda referred to in this Lease are incorporated herein by reference as though fully set forth herein.

42.23	PORTIONS OF PREMISES RESERVED TO LANDLORD.

Tenant hereby acknowledges and agrees that the exterior walls of the Building and the area between the finished ceilings of the Premises and the slab of the floor of the Building have not been demised hereby, and that the use thereof, together with the right to install, maintain, use, repair and replace pipes, ducts, conduits and wires leading through, under or above the Premises, is hereby excepted and reserved unto Landlord.

42.24	NOT AN OFFER.

The submission of this Lease by Landlord or its agent or representative for examination or execution by Tenant does not constitute an option or offer to lease the Premises upon the terms and conditions contained herein or a reservation of the Premises in favor of Tenant; it being intended hereby that this Lease shall become effective only upon the execution hereof by Landlord and delivery of a fully executed counterpart hereof to Tenant.

42.25	NO VIOLATION OF AGREEMENTS.

Tenant hereby warrants and represents that neither its execution of nor performance under this Lease shall cause Tenant to be in violation of any agreement, instrument, contract, law, rule or regulation by which Tenant is bound, and Tenant agrees to indemnify Landlord against any loss, cost, damage or liability including, without limitation, reasonable attorneys’ fees arising out of Tenant’s breach of this warranty and representation.

42.26	TENANT FINANCIAL STATEMENTS.

At any time during the Term of this Lease, Tenant shall, upon ten (10) days prior written notice from Landlord, provide Landlord with a current financial statement and financial statements of the two (2) years prior to the current financial statement year. Such statement shall be prepared in accordance with generally accepted accounting principles and, if such is the normal practice of Tenant, shall be audited by an independent certified public accountant.

42.27	NO ABATEMENT OF RENT.

Rent shall not be abated, nor may this Lease be terminated by Tenant, except as may otherwise be expressly provided herein.

42.28	NO LANDLORD SECURITY OBLIGATION.

Tenant hereby acknowledges that Landlord shall have no obligation to provide guard service or other security measures for the benefit of the Premises, the Building or the Project. Tenant hereby assumes all responsibility for the protection of Tenant and its employees, agents, contractors, representatives, licensees, guests, invitees and visitors, and the property thereof, from acts of third parties whether or not Landlord, at its option, elects to provide any security protection for the Project or any portion thereof.

42.29	TENANT COOPERATION WITH TRAFFIC.

Tenant acknowledges that traffic control and flow is a major concern of the City of Brea, of Landlord and of each tenant in the Project and surrounding buildings. Therefore, Tenant agrees that it will cooperate with Landlord in reasonable efforts which may be undertaken by Landlord independently or in cooperation with the City of Brea or other property owners to alleviate the traffic impact of the Project on the local areas, streets and highways.

42.30	NO DISCRIMINATION.

Tenant covenants by and for itself, its successors and assigns, and all persons claiming under or through them, and this Lease is made and accepted upon and subject to the following conditions: That there shall be no discrimination against or segregation of any person or group of persons, on account of sex, marital status, age, race, color, religion, creed, national origin or ancestry, in the leasing, subleasing, renting, transferring, use, occupancy, tenure or enjoyment of the Premises herein leased, nor shall Tenant itself, or any person claiming under or through it, establish or permit such practice or practices of discrimination or segregation with reference to the selection, location, number, use or occupancy of Tenant’s tenants, subtenants or vendees in the Premises.

42.31	DEFINITION OF LANDLORD.

The term “Landlord,” as used in this Lease, so far as covenants or obligations on the part of Landlord are concerned, shall be limited to mean and include only the owner or owners, at the time such covenant or obligation is to be performed, of the Building or the Tenants under any ground lease of the Building, if any. In the event of any transfer, assignment or other conveyance or transfers of any such title, Landlord herein named (and in case of any subsequent transfers or conveyances, the then grantor) shall be automatically freed and relieved from and after the date of such transfer, assignment or conveyance of all liability as respects the performance of any covenants or obligations on the part of Landlord contained in this Lease thereafter to be performed, but shall remain fully liable for any and all liability for Landlord’s failure to perform any covenants or obligations to be performed on the part of Landlord prior to such transfer, assignment or conveyance.

43.	FORCE MAJEURE.

Neither party shall have any liability whatsoever to the other party to this Lease on account of (a) the inability of a party to fulfill, or delay in fulfilling, any of such party’s nonmonetary obligations under this Lease by reason of governmental preemption or priorities or such other controls in connection with a national or other public emergency, or shortages of fuel, supplies or labor resulting therefrom, (b) any failure or defect in the supply, quantity or character of electricity or water furnished to the Premises, by reason of any requirement, act or omission of the public utility or others furnishing the Building with electricity or water or (c) if a party fails to perform a nonmonetary obligation hereunder for any other reason beyond the reasonable control of the party obligated to perform such obligation and its agents, employees or representatives, in each case, however, financial inability to perform shall not excuse performance. If this Lease specifies a time period for performance of a nonmonetary obligation of a party, that time period shall be extended by the period of any delay in such party’s performance caused by any of the events of force majeure described above commencing upon receipt of written notice of such alleged force majeure delay by the other party.

44.	OFAC COMPLIANCE.

Tenant represents and warrants that (a) Tenant and each person or entity owning an interest in Tenant is (i) not currently identified on the Specially Designated Nationals and Blocked Persons List maintained by the Office of Foreign Assets Control, Department of the Treasury (“OFAC”) and/or on any other similar list maintained by OFAC pursuant to any authorizing statute, executive order or regulation (collectively, the “List”), and (ii) not a person or entity with whom a citizen of the United States is prohibited to engage in transactions by any trade embargo, economic sanction, or other prohibition of United States law, regulation, or Executive Order of the President of the United States, (b) none of the funds or other assets of Tenant constitute property of, or are beneficially owned, directly or indirectly, by any Embargoed Person (as hereinafter defined), (c) no Embargoed Person has any interest of any nature whatsoever in Tenant (whether directly or indirectly), (d) none of the funds of Tenant have been derived from any unlawful activity with the result that the investment in Tenant is prohibited by law or that this Lease is in violation of law, and (e) Tenant has implemented procedures, and will consistently apply those procedures, to ensure the foregoing representations and warranties remain true and correct at all times. The term “Embargoed Person” means any person, entity or government subject to trade restrictions under U.S. law, including but not limited to, the International Emergency Economic Powers Act, 50 U.S.C.A. 1702 et seq., The Trading with the Enemy Act, 50 U.S.C. App. 1 et seq., and any Executive Order or regulations promulgated thereunder with the result that the investment in Tenant is prohibited by law or Tenant is in violation of law.

[Signatures on following page]

IN WITNESS WHEREOF, the undersigned have executed this Lease as of the Effective Date.

LANDLORD:

IMPERIAL MARINER LLC, a Delaware limited liability company

Signature:	/s/ Thuy Turner
Printed Name:	Thuy Turner
Title:	Authorized Agent

TENANT

DRIVEiT FINANCIAL AUTO GROUP, INC., a Maryland corporation

Signature:	/s/ David Michery
Printed Name:	David Michery
Title:	Chairman

EXHIBIT A

(Space Plan)

SUITE 100
CONFERENCE (E)
LOBBY
OPEN OFFICE
OFFICE (E)
OFFICE (E)
COPY RM (E)
OPEN OFFICE
BREAK RM (E)
OFFICE (E)
FEC
OFFICE (N)
OFFICE (N)
OFFICE (N)
OFFICE (N)
OFFICE (N)
OFFICE (E)

EXHIBIT B

RULES AND REGULATIONS
FOR

SECURITY, USE OF COMMON AREAS AND PARKING

1.	SECURITY; ACCESS TO BUILDING.

1.1	LANDLORD RIGHT TO CONTROL.

Landlord reserves the right to control access to the Building by all persons after reasonable hours of generally recognized business days and at all hours on Saturdays, Sundays and legal holidays. Tenant shall be responsible for all persons for whom it requests after-hours access and shall be liable to Landlord for all acts of such persons.

1.2	NO LIABILITY TO LANDLORD.

Landlord shall in no event be liable for damages for error with regard to the admission to, or the exclusion from, the Building of any person.

1.3	LANDLORD RIGHT TO PREVENT ACCESS IN CERTAIN EVENTS.

During the continuance of any invasion, mob, riot, public excitement, or other circumstance rendering such action advisable in Landlord’s judgment, Landlord reserves the right to prevent access to the Building by closing the doors, or otherwise, for the safety of the tenants and occupants of the Building and the protection of the Building and property therein.

1.4	KEYS AND OTHER ENTRY DEVICES.

Tenant shall not make or have made copies of any keys or key cards (for parking access, elevators or secured areas) furnished by Landlord. Tenant, upon termination of its tenancy, shall deliver to Landlord all keys and key cards so furnished or which Tenant shall have had made. In the event of the loss of any of same, Tenant shall pay Landlord the cost thereof or the cost of changing the subject lock(s) or access device(s) if Landlord shall deem it necessary to make such change.

1.5	LOCKS.

Tenant shall not alter any lock or access device or install any new or additional lock or access device or any bolt on any door of the Premises without the prior written consent of Landlord. In any event, Tenant shall in each case furnish Landlord with a key for any such lock or device.

1.6	DAILY SECURITY REQUIREMENTS.

Upon daily departure by Tenant and its employees from the Premises, Tenant shall cause (a) the doors of the Premises to be closed and securely locked, and (b) all water faucets and apparatus, and to the extent practicable, devices using other resources, to be shut off so as to prevent waste or damage. On multiple-tenancy floors of the Building, Tenant shall keep the door(s) to the Building corridors closed at all times except to permit ingress and egress.

2.	SIDEWALKS, HALLS, STAIRWAYS, ELEVATORS, ETC.

Sidewalks, halls, passageways, exits, entrances, elevators, escalators and stairways shall not be obstructed by Tenant or used by Tenant for any purpose other than for ingress to and egress from the Premises. The halls, passageways, exits, entrances, elevators, escalators and stairways are not for the use of the general public, and Landlord shall in all cases, retain the right to control and prevent access thereto by all persons whose presence, in the judgment of Landlord, shall be prejudicial to the safety, character, reputation or interests of the Building and its tenants and occupants. Neither Tenant nor any employee or invitee of Tenant shall go upon the terraces or roof of Building, except as authorized by Landlord.

3.	SIGNS AND ADVERTISEMENTS.

Without the prior written consent of Landlord, Tenant shall not inscribe, paint, affix, install, place or otherwise display any sign, placard, picture, name, advertisement or notice (a) outside of the Premises (including, but not limited to, the outer surfaces of the exterior walls and doors of the Premises) or on any exterior or interior areas of the Building or the public and common areas of the Project or (b) inside the Premises if such sign, placard, picture, name, advertisement or notice is visible from outside the Premises. Absent such consent, Landlord shall have the right to remove any such sign, placard, picture, name, advertisement or notice without notice to and at the expense of Tenant. Any such consent shall be deemed to relate to only the particular sign, placard, picture, name, advertisement or notice so consented to by Landlord and shall not be construed as dispensing with the necessity of obtaining the prior written consent of Landlord with respect to any other sign, placard, picture, name, advertisement or notice. All approved signs or lettering on doors and walls shall be inscribed, painted, affixed, installed, printed or otherwise displayed at the expense of Tenant by a person approved by Landlord and in a manner or style acceptable to Landlord.

4.	BUILDING DIRECTORIES.

The directory(ies) of the Building shall be provided exclusively for the display of the name and location of tenants of the Building, and Landlord reserves the right to exclude any other names therefrom.

5.	WINDOW COVERINGS.

No curtains, draperies, blinds, shutters, shades, screens or other coverings, awnings, hangings or decorations shall be installed or used in connection with any window or door of the Premises without the prior written consent of Landlord. In any event, any such items shall be installed so as to face the interior surface of the standard blinds established by Landlord and shall in no way be visible from the exterior of the Building. No articles shall be placed or kept on the windowsills or terraces so as to be visible from the exterior of the building. No articles shall be placed against glass partitions or doors which might appear unsightly from outside the Premises. No sashes, sash doors, skylights, windows or doors that reflect or admit light or air into the halls, passageways, or other public places in the building shall be covered or obstructed by tenant without the prior written consent of Landlord. Tenant shall keep all window coverings closed when the Building’s air conditioning, heating and ventilation are in operation. Landlord shall not be responsible for room temperatures if Tenant fails to comply with this Rule.

6.	FLOOR COVERINGS.

Tenant shall not lay linoleum, tile, carpet or any other floor covering so that same shall be affixed to the Premises in any manner except as approved in advance in writing by Landlord. Any loss, cost or expense relating to any damage resulting from any violation of this rule or the removal of any floor covering shall the borne by Tenant.

7.	CLEANING THE PREMISES.

Tenant shall not employ or permit any person(s) other than janitor of Landlord to clean the Premises without the prior written consent of Landlord. In any event, any person employed by Tenant to do janitorial work shall, while in the Building and outside the premises, be subject to, and under the control and direction of, the Office of the Building (but not as an agent or servant of Landlord, and Tenant shall be responsible for all acts of such person). Tenant shall not necessitate any labor by reason of Tenant’s carelessness or indifference in the preservation of good order and cleanliness of the Premises, however occurring, or for any damage done to the effects of Tenant by the janitor or any other employee or any other person.

8.	SPECIAL SERVICES FOR PREMISES.

Tenant shall not obtain for use on the Premises, ice, drinking water, food, beverage, towel or other similar services except through facilities provided or approved in writing by Landlord (and maintained by Tenant) and under regulations established by Landlord.

9.	TENANT USE OF UTILITIES.

9.1	NO WASTE.

Tenant shall not waste electricity, water or any other resource, or heating or air-conditioning, and shall cooperate fully with Landlord to assure the most effective operation of the Building’s heating, ventilating and air-conditioning system, and Tenant shall refrain from attempting to adjust any controls other than any room thermostats installed for Tenant’s use.

9.2	NO HVAC EQUIPMENT WITHOUT LANDLORD’S CONSENT.

No heating or air conditioning unit or other similar apparatus shall be installed or used by Tenant without the prior written consent of Landlord.

9.3	ELECTRICAL CEILING FIXTURES.

All electrical ceiling fixtures hung in offices or spaces along the perimeter of the Building shall be of a quality, type, design and bulb color approved by Landlord.

9.4	RESTROOM AND PLUMBING FACILITIES.

The toilet rooms, toilets, urinals, wash bowls, plumbing fixtures and other apparatus shall not be used for any purpose other than that for which they are constructed, and no foreign substance of any kind whatsoever shall be thrown therein. Any loss, cost or expense relating to any breakage, stoppage or damage resulting from any violation of this rule shall be borne by Tenant.

9.5	COMBUSTIBLE MATERIAL.

Tenant shall not use or keep in the Premises or the Building any kerosene, gasoline or inflammable or combustible fluid or material other than limited quantities necessary for the operation or maintenance of office equipment.

9.6	NOXIOUS SUBSTANCES; ANIMALS.

Tenant shall not use or keep, or permit to be used or kept, in or on the Premises any foul or noxious gas or substance, nor shall any animals or birds be brought to or kept in or on the Premises.

9.7	COOKING ON PREMISES.

No cooking shall be done or permitted by Tenant on the Premises (except that private, noncommercial use by Tenant and its employees of Underwriters’ Laboratory-approved equipment for the preparation of coffee, tea, hot chocolate and similar beverages, and for the heating of foods, shall be permitted, provided that such equipment and use is in accordance with all applicable federal, state and city laws, codes, ordinances, rules and regulations), nor shall the Premises be used for lodging or sleeping purposes. For avoidance of doubt, the cooking (i.e., popping) of popcorn within the Premises is strictly prohibited. If any portion of the Premises becomes infested with vermin, Tenant, at its sole cost and expense, shall cause such portion of the Premises to be exterminated by exterminators satisfactory to Landlord.

9.8	LIMITATIONS ON OTHER BUSINESS ON PREMISES.

Except with the prior written consent of Landlord, Tenant shall not sell, or permit the sale, of newspapers, magazines, periodicals, theater tickets, liquor or tobacco or any other goods or merchandise in or on the Premises, nor shall Tenant carry on, or permit any employee or other person to carry on, the business of stenography, typewriting or any similar business in or on the Premises for the service or accommodation of others, nor shall the Premises be used for storage of merchandise (except for such storage incidental to the permitted use of the Premises) or for manufacturing of any kind or for the business of a public barber shop, beauty parlor or employment bureau, nor shall the Premises be used for any improper, immoral or objectionable purpose. No auction shall be held on the Premises.

10.	COMMUNICATION AND ALARM SERVICES.

10.1	COMPLIANCE WITH LANDLORD INSTRUCTIONS.

If Tenant requires telegraphic, telephonic, burglar alarm or similar services, it shall obtain and comply with Landlord’s instructions with respect to the installation thereof.

10.2	LANDLORD TO CONTROL INSTALLATION.

Landlord shall direct electricians as to where and how telephone, telegraph and electrical wires are to be introduced or installed. No boring or cutting for wires shall be allowed without the prior written consent of Landlord. The location of burglar alarms, telephones, call boxes and other office equipment affixed to the Premises shall be subject to the prior written consent of Landlord.

10.3	ANTENNAS, LOUDSPEAKERS, INTERFERENCE WITH RECEPTION.

Tenant shall not install any radio or television antenna, loudspeaker or other device on the exterior walls or roof of the Building. Tenant shall not interfere with radio or television broadcasting or reception from or in the Building or elsewhere.

10.4	USE OF FREIGHT ELEVATOR.

The swing freight elevator shall be available for use by Tenant at any time. Tenant shall use pads provided by the Office of the Building for the protection of elevator cabs in connection with moving.

11.	FLOOR LOADING AND PLACEMENT OF EQUIPMENT.

11.1	FLOOR LOADING.

Tenant shall not place a load upon any floor of the Premises that exceeds the load per square foot that such floor was designed to carry, and which is allowed by law. Landlord shall have the right to prescribe the weight, size and position of all safes, furniture or other heavy equipment brought into the Building. Safes or other heavy objects shall, if considered necessary by Landlord, stand on wood strips of such thickness as determined by Landlord to be necessary to properly distribute the weight thereof. Landlord shall not be responsible for loss of or damage to any such safes or other heavy objects from any cause, and all damage done to the Building by moving or maintaining any of same shall be repaired at the expense of Tenant.

11.2	PLACEMENT OF EQUIPMENT.

Business machines and mechanical equipment belonging to Tenant which cause noise or vibration that may be transmitted to the structure of the Building or to any space therein to such a degree as to be objectionable to Landlord or to other tenants or occupants of the Building, shall be placed and maintained by Tenant, at Tenant’s expense, on vibration eliminators or other devices sufficient to eliminate noise or vibration. The persons employed to move machines and equipment in or out of the Building must be acceptable to Landlord.

12.	PENETRATION OF WALLS, FLOORS, ETC.

Tenant shall have the right to decorate the walls of the Premises with artwork, logos, mission statements, etc.

13.	VENDING MACHINES.

Tenant shall not install, maintain or operate on the Premises any vending machine without the prior written consent of Landlord.

14.	USE OF HAND TRUCKS.

There shall not be used in the Building any hand trucks except those equipped with rubber tires and side guards or any other material-handling equipment except as approved in advance in writing by Landlord. No other vehicles of any kind or bicycles shall be brought into, or be kept in or about, the Premises.

15.	TRASH HANDLING.

Tenant shall store all of its trash and garbage within the interior of the Premises. No material shall be placed in trash boxes or receptacles if such material is of such a nature that it may not be disposed of in the ordinary and customary manner of removing and disposing of trash and garbage in the area of the Building and without violation of any law or ordinance governing such removal and disposal.

16.	SOLICITATION.

Canvassing, soliciting, distribution of handbills or any other written material, and peddling in the Building are prohibited, and Tenant shall cooperate to prevent same. Tenant shall not engage in office-to-office solicitation of business from other tenants or occupants of the Building.

17.	NAME AND ADDRESS OF BUILDING.

Landlord shall have the right, exercisable without notice and without liability to Tenant, to change the name and address of the Building.

18.	LANDLORD RIGHT TO EXPEL UNDESIRABLE PERSONS.

Landlord reserves the right to exclude or to expel from the Building any person who, in Landlord’s judgment, is intoxicated or under the influence of liquor or drugs or who is in violation of any of these Rules and Regulations.

19.	NO SMOKING.

Each Tenant and all employees and visitors of Tenant shall not smoke or carry lighted cigars, cigarettes, e-cigarettes, or pipes inside any buildings or on the campus EXCEPT in designated smoking areas.

20.	REPUTATION OF BUILDING.

20.1	USE OF BUILDING NAME IN ADVERTISING.

Except to identify its address, Tenant shall not use the name of the Building in connection with, or in promoting or advertising, the business of Tenant.

20.2	IMPROPER USE OF BUILDING NAME.

Landlord shall have the right to prohibit any advertising by Tenant which, in Landlord’s judgment, tends to impair the reputation of the Building or its desirability as an office building and, upon written notice from Landlord, Tenant shall refrain from and discontinue such advertising.

21.	COMPLIANCE WITH SAFETY, FIRE PROTECTION PROCEDURES.

Tenant shall comply with all safety, fire protection and evacuation procedures and regulations established by Landlord or any governmental agency.

22.	LANDLORD NOT RESPONSIBLE FOR TENANT’S CONTENTS.

Tenant assumes any and all responsibility for protecting the Premises from theft, robbery, and pilferage by taking necessary steps including, but not limited to, keeping doors locked and other means of entry to the Premises closed.

23.	CHAIR PROTECTORS.

Tenant shall place particle boards or plastic chair mats under all desk or secretarial chairs. Said mats shall be provided and maintained at Tenant’s cost and expense.

24.	NO UNREASONABLE DISTURBANCE.

No tenant shall make, or permit to be made, any unseemly or disturbing noises or disturb or interfere with occupants of the Building, neighboring buildings or premises, or those having business with them, whether by the use of any musical instrument, radio, phonograph, unusual noise, or any other way. No tenant shall throw anything out of doors, windows or skylights or down the passageways.

25.	NO SPECIAL WORK WITHOUT LANDLORD PERMISSION.

The requirements of Tenant shall be attended to only upon application to the office of the Building by an authorized individual. Employees of Landlord shall not perform any work or do anything outside of their regular duties unless under special instructions from Landlord, and no such employees shall admit any person (Tenant or otherwise) to any office without specific instructions from Landlord.

26.	PARKING RULES.

The following shall apply with respect to the parking facilities of the Project:

26.1	ACCESS.

Access to areas of such parking facilities determined by Landlord from time to time shall be made available to monthly parkers at all hours.

26.2	STALL LINES.

Automobiles must be parked entirely within the stall lines head in first.

26.3	OBSERVE SIGNS.

All directional signs and arrows must be observed.

26.4	SPEED LIMIT.

The speed limit shall be five (5) miles per hour.

26.5	NO PARKING UNLESS STRIPED.

Parking is prohibited in areas not striped for parking.

26.6	PARKING IDENTIFICATION.

Parking stickers, key cards and any other devices or forms of identification supplied by Landlord (or its operator) shall remain the property of Landlord (or its operator). Such items must be displayed as requested and may not be mutilated in any manner. The serial numbers of such items may not be obliterated. Such items are not transferable or assignable, and any of same in the possession of an unauthorized holder shall be void. There shall be a replacement charge, as established by Landlord, for loss of any of such items.

26.7	PAYMENT OF PARKING FEES.

Any monthly fee for parking shall be paid on or before the first (1st) day of each month. Failure to do so shall automatically cancel parking privileges for such month, and a charge at the prevailing daily rate shall be due. No deductions or allowances from the monthly fee for parking shall be made for days on which the parking facilities of the Project are not used.

26.8	PARKING VALIDATION AND RATES.

Tenant may validate visitor parking by such method(s) as Landlord may approve at the validation rate from time to time generally applicable to visitor parking or such other rate as determined by Landlord from time to time.

26.9	LANDLORD RIGHT TO REFUSE ENTRANCE.

Landlord (and its operator) may refuse to permit any person who violates these Rules and Regulations to use the parking facilities of the Building, and any such violation shall subject the vehicle of such person to removal at such person’s expense.

26.10	NO EXCEPTIONS.

Neither the manager nor the attendants of the parking facilities of the Project are authorized to make or allow any exceptions to these Rules and Regulations.

26.11	PARKERS ASSUME RESPONSIBILITY FOR VEHICLE AND CONTENTS.

Every parker is required to park and lock his or her vehicle. All responsibility for any loss or damage to such vehicle or to any personal property therein, is assumed by such parker.

26.12	LOSS OF PARKING IDENTIFICATION.

Loss or theft of parking identification devices shall be reported to the manager of the Building or the parking facilities of the Project immediately, and a report of such loss or theft shall be filed by the parker at that time.

27.	PARKING FACILITIES USE FOR PARKING ONLY.

The parking facilities of the Building are for the sole purpose of parking one (1) vehicle per space. Washing, waxing, cleaning or servicing of any vehicle by the parker or his agents in such parking facilities is prohibited, and no sunbathing shall be permitted therein.

28.	RIGHT TO REFUSE PARKING PRIVILEGES.

Landlord (and its operator) reserves the right to refuse the issuance of parking identification devices to any tenant or employee thereof who shall not comply with these Rules and Regulations and all posted and unposted city, state or federal ordinances, laws and agreements.

29.	LANDLORD RIGHT TO WAIVE RULES; NO WAIVER AS TO OTHERS.

Landlord may waive any of these Rules and Regulations for the benefit of any particular tenant, or occupant of the Building, but no such waiver by Landlord shall be construed as a waiver of these Rules and Regulations with respect to any other tenant or occupant thereof.

30.	TENANT TO REQUIRE COMPLIANCE.

Tenant shall cause its employees, agents, clients, customers, invitees and guests to comply with these Rules and Regulations, and shall acquaint same herewith.

31.	CONFLICT.

In the event of any conflict between the terms of the Lease and these Rules and Regulations, the terms of the Lease shall control.

EXHIBIT C

FORM OF TENANT’S CERTIFICATE

Imperial Mariner LLC

c/o HPA Realty Inc.

915 W. Imperial Highway, Suite 165

Brea, CA 92821

Attention: Asset Management, Jessica Barajas

Re: Tenant’s Certificate

Ladies and Gentlemen:

The undersigned, as Tenant under that certain Lease (“Lease”) dated Click or tap here to enter text., made with Imperial Mariner LLC, a Delaware limited liability company, as “Landlord” (“Landlord”), relating to certain premises designated as Click or tap here to enter text. of the building located at Click or tap here to enter text. (the “Premises”) hereby certifies that, as of the date hereof and subject to only those exceptions, if any, noted below:

1.	THE LEASE. A true, correct, and complete copy of the Lease is attached hereto. There have been no amendments, modifications, extensions, assignments, or subleases of or relating to the Lease. The Lease is in full force and effect.

2.	POSSESSION. Possession of the Premises has been delivered by Landlord to the undersigned, and the undersigned has accepted and does occupy the Premises. The Commencement Date of the Lease was Click or tap here to enter text.. The Premises consists of Click or tap here to enter text. rentable square feet.

3.	NO ADVANCE RENT. Except as discussed and noted in Section 4.1, no more than one (1) month’s rent has been paid in advance, and no other amounts required to be paid under the Lease have been paid in advance to Landlord or deposited therewith by the undersigned.

4.	SECURITY DEPOSIT. The Security Deposit held by the Landlord under the Lease is Click or tap here to enter text..

5.	NO DEFENSE OR OFFSET. No defense or offset to Landlord’s enforcement of the Lease exists. Landlord is not in default under the Lease and has not committed any breach thereunder, nor has any event occurred which, with the passage of time or the giving of notice, or both, would constitute a default or breach thereunder by Landlord. Landlord has fully performed all of its obligations under any and all agreements relating to the Lease or the Premises (including, but not limited to, its obligations to construct and/or deliver any improvements on or to the Premises).

6.	RIGHT TO RENEW OR EXTEND; NO OPTION TO PURCHASE. The undersigned has the right to renew or extend the term of the Lease for one (1) additional term of Click or tap here to enter text., subject to the terms of the Lease. The undersigned does not have any (a) option or preferential right to purchase all or any part of the Premises or the Building of which the Premises are a part, or (b) right, title or interest with respect to the Premises other than as specifically provided in the Lease.

The undersigned acknowledges that you are relying hereon and warrants, represents, and declares, for your benefit and that of your successors and assigns, that each of the foregoing certifications is true, correct and complete, subject to only the following exceptions, if any.

Dated:                                  ,

TENANT

Signature	Printed Name

EXHIBIT D

INTENTIONALLY OMITTED

EXHIBIT E

FORM OF LEASE GUARANTY AGREEMENT

LEASE GUARANTY AGREEMENT

This Lease Guaranty Agreement (“Guaranty”) is dated as of _________________ , by the person executing this Guaranty as “Guarantor” (“Guarantor”), whose addresses for notices is provided next to such Guarantor’s name on the signature page below, in favor of IMPERIAL MARINER LLC, a Delaware limited liability company (“Landlord”), whose address for notices is c/o HPA Realty Inc., 915 W. Imperial Highway, Suite 165, Brea, CA 92821, Attention: Asset Management, Jessica Barajas. Guarantor covenants and agrees as follows:

1. Recitals. This Guaranty is made with reference to the following recitals of facts which constitute a material part of this Guaranty:

1.1. Landlord, as landlord, and DRIVEiT FINANCIAL AUTO GROUP, INC. a Maryland corporation (“Tenant”), as tenant, are concurrently herewith entering into an Office Lease (the “Lease”) with respect to certain premises commonly known as Suite 100, 915 W. Imperial Highway, Brea, California. Capitalized terms used in this Guaranty and not otherwise defined shall have the meaning ascribed thereto in the Lease.

1.2. Guarantor maintains a financial interest in Tenant and will materially benefit from the Lease.

1.3. Landlord would not have entered into the Lease with Tenant without having received this Guaranty executed by Guarantor as an inducement.

1.4. By this Guaranty, Guarantor intends to unconditionally guarantee the full, timely, and complete performance of all of Tenant’s covenants and obligations set forth in or arising out of the Lease (collectively, the “Guaranteed Obligations”).

2. Guaranty. For valuable consideration, Guarantor jointly and severally, absolutely and unconditionally guarantees, upon demand, to and for the benefit of Landlord, the full, timely, and complete payment and performance of all of the Guaranteed Obligations. This Guaranty constitutes an absolute, direct, immediate, and unconditional guarantee of timely payment and performance, and not merely of collectability, and shall include, without limitation, all primary, secondary, direct, indirect, fixed, and contingent obligations of Tenant to pay rent, additional rent, late charges, common area charges, insurance, taxes, indemnifications, and other fees, charges, sums, costs, and expenses which may be owing by Tenant at any time in connection with the Guaranteed Obligations, as such may be modified, amended, extended, or renewed from time to time. If a specific amount outstanding and owing by Tenant under the Lease or the Guaranteed Obligations is determined by a Court of competent jurisdiction, that determination shall be conclusive and binding on Guarantor, regardless of whether or not Guarantor was a party to the proceeding in which such determination was made. If Tenant defaults in the payment of any amount when due under the Lease, Guarantor shall, in lawful money of the United States, pay to Landlord or order, on demand, all sums due and owing under the Lease. Additionally, Guarantor shall assume responsibility for and shall fully perform all of the other Guaranteed Obligations promptly upon receiving written notice from Landlord that Tenant has failed to perform any of such obligations in accordance with the Lease. No delay by Landlord in providing notice of a default by Tenant or making demand hereunder will affect Guarantor’s obligations under this Guaranty. The obligations of Guarantor under this Guaranty are independent of the obligations of Tenant or any other guarantor. The obligations of Guarantor under this Guaranty shall be continuing and irrevocable until all of the Guaranteed Obligations have been fully satisfied (or waived by Landlord in a writing specifically for the benefit of Guarantor, at which time this Guaranty shall terminate and be of no further force or effect, except as otherwise set forth herein). If at any time all or any part of any payment received by Landlord from Tenant, Guarantor, or any other person under or with respect to the Lease or this Guaranty is refunded or rescinded pursuant to any court order (including without limitation any court order arising out of the insolvency, bankruptcy, or reorganization of Tenant, Guarantor or any other guarantor), then the Guarantor’s obligations under this Guaranty shall, to the extent of the payment refunded or rescinded, be deemed to have continued in existence, notwithstanding previous receipt of payment by Landlord, regardless of any contrary action by Landlord, as though such previous payment to Landlord had never occurred (and such contrary action had not been taken). This Guaranty shall not be affected or limited in any manner if recovery against Tenant upon the Guaranteed Obligations (or any portion of the Guaranteed Obligations) may be (or becomes) barred by any statute of limitations or may be (or becomes) otherwise unenforceable (unless the Lease is unenforceable due to the Landlord’s fraud, misrepresentation, or breach of the Lease), or if the Guaranteed Obligations (or any portion of the Guaranteed Obligations) arise(s) from transactions which may be voidable as the result of bankruptcy, insolvency, fraudulent conveyance, receivership, or offsets not arising out of the Lease. This Guaranty shall not be affected or limited in any manner by whether the Guaranteed Obligations are (i) now or hereafter made, incurred, or created, (ii) voluntary or involuntary, (iii) absolute or contingent, (iv) liquidated or unliquidated, and/or (v) determined or undetermined. This Guaranty shall not be affected or limited in any manner by whether Tenant may be liable, with respect to the Guaranteed Obligations individually, jointly with others, primarily, or secondarily.

3. Amendment or Assignment. This Guaranty shall not be affected or limited in any manner by (a) any assignment of, or any modification or amendment (by agreement, course of conduct, or otherwise) to, all or any portion of any lease, agreement, instrument, and/or document with respect to or that evidences the Guaranteed Obligations, except with respect to an assignment of the Lease to an Approved Assignee in accordance with Section 11.4 of the Lease, or (b) the renewal, extension, and/or modification, at any time, of any of the Guaranteed Obligations. By this Guaranty, Guarantor hereby guarantees Tenant’s performance of the Guaranteed Obligations as so amended, assigned, renewed, extended, or modified whether or not such amendment, assignment, renewal, extension, or modification is with the consent of or notice to Guarantor; provided, however, Guarantor’s obligations under this Guaranty may not be increased as a result of any such amendment, renewal, extension, or modification which increases the obligations of the Tenant beyond those which were in existence prior to such amendment, renewal, extension, or modification, unless such amendment, renewal, extension, or modification is done with Guarantor’s consent. Upon an assignment of the Lease to an Approved Assignee in accordance with Section 11.4 of the Lease, Landlord and Guarantor shall enter into an agreement to terminate this Guaranty; provided, however, that the Guarantor shall not be released from any obligation accruing hereunder prior to the date of such agreement.

4. Remedies. If Tenant defaults with respect to any of the Guaranteed Obligations, and if Guarantor does not satisfy Tenant’s obligations immediately upon its receipt of written notice of such default from Landlord, Landlord may, at its election, proceed immediately against the Guarantor (as if such default arose from the direct and primary obligation of Guarantor), any other guarantor, or Tenant, or any combination of Tenant, Guarantor, and/or any other guarantor. If there be more than one party acting as Guarantor hereunder, the obligations hereunder imposed shall be the joint and several obligations of such parties. If any portion of the Guaranteed Obligations terminates and Landlord continues to have any rights it may enforce against Tenant under the Guaranteed Obligations after such termination, then Landlord may, at its election, enforce such rights against the Guarantor. In the event of any default under this Guaranty, an action or actions may be brought and prosecuted against the Guarantor, whether or not Tenant or any other guarantor is joined in such action(s) or a separate action or actions are brought against Tenant or any other guarantor. Landlord may maintain successive actions for separate defaults. Unless and until the Guaranteed Obligations have been fully satisfied or waived in writing by Landlord, the Guarantor shall not be released from its obligations under this Guaranty irrespective of (i) the exercise by Landlord of any of Landlord’s rights or remedies (including, without limitation, compromise or adjustment of the Guaranteed Obligations or any part thereof), (ii) any release by Landlord of Tenant or any other guarantor, (iii) any such action or any number of successive actions, or (iv) the satisfaction by Guarantor of any liability under this Guaranty incident to a particular default. Landlord may, at its sole discretion, perform any or all of Guarantor’s obligations hereunder, in which case, Guarantor shall reimburse Landlord immediately upon demand for all costs and expenses, including all reasonable attorneys’ fees, that Landlord incurs in performing such obligations, together with interest on those sums from and after the date(s) they are incurred at the default rate interest concurrently accruing under the Lease.

5. Waivers. Guarantor hereby represents and warrants (which representation and warranty is being relied upon by Landlord in entering into the Lease and accepting this Guaranty) that each of the waivers set forth in this Guaranty is made with Guarantor’s full knowledge of its significance and consequences after discussion with Guarantor’s own competent legal counsel, which counsel has made Guarantor aware of the relevant circumstances and likely consequences of each such waiver and has explained to Guarantor the true legal effect of each such waiver including Guarantor’s rights which Guarantor would have if it were not making such waivers. Based on the foregoing, Guarantor acknowledges that, under the circumstances, such waivers are reasonable and not contrary to public policy or law, and Guarantor hereby waives the following:

5.1. Guarantor waives all rights it would otherwise have to require Landlord, as a condition to Landlord’s exercise of any of its rights under this Guaranty, to (i) proceed against Tenant or any other guarantor, (ii) perfect, retain, protect, proceed against, or exhaust any security that Landlord holds or may hold from Tenant, or (iii) pursue any other remedy in Landlord’s power. The foregoing waiver includes, without limitation, a waiver of all of Guarantor’s rights under California Civil Code Sections 2845 and 2849 or similar laws;

5.2. Guarantor waives the benefit of all statutes of limitations affecting Guarantor’s liability under this Guaranty to the extent permitted by law;

5.3. Guarantor waives all defenses which Guarantor might otherwise have to its obligations under this Guaranty by reason of any disability of Tenant or any other person(s), including, without limitation, the incapacity, lack of authority, death, or disability of Tenant or any other person(s) or the failure of Landlord to file or enforce a claim against the estate (in administration, bankruptcy or any other proceeding) of Tenant or any other person(s). The foregoing waiver includes, without limitation, a waiver of all of Guarantor’s rights under California Civil Code Section 2810 and similar laws;

5.4. Guarantor waives all defenses and rights which Guarantor might otherwise have to exoneration under this Guaranty, including, without limitation, all rights under California Civil Code Section 2819 and similar laws, based upon any alteration, modification, compromise, renewal, extension, or assignment of the Lease or any of the Guaranteed Obligations, whether done with or without the knowledge and/or consent of Guarantor and Guarantor hereby grants Landlord the right to take any such action relative to the Guaranteed Obligations without the knowledge or consent of Guarantor without in any manner affecting the liability of Guarantor under this Guaranty.

5.5. Guarantor waives the right to claim or assert any defense of Tenant to the Guaranteed Obligations including, without limitation, any defense based upon failure of consideration, accord and satisfaction, impossibility of performance, or mistake (but excluding any defenses based on Landlord’s fraud, misrepresentation, or breach of the Lease);

5.6. Guarantor waives all other defenses based on the termination of Tenant’s liability from any cause or the impairment of any other collateral or security for the Guaranteed Obligations (other than arising out of Landlord’s fraud, misrepresentation, or breach of the Lease);

5.7. Guarantor waives all defenses it may otherwise have against Landlord based upon an election of remedies by Landlord;

5.8. Regardless of whether or not Guarantor makes payments to Landlord, until the Lease has terminated and Landlord has been paid in full thereunder for a period of one year and one day, Guarantor waives all of its rights of subrogation, contribution, and reimbursement which it would otherwise have against Tenant in the event Guarantor suffers any liability under this Guaranty, including, without limitation, any rights under California Civil Code Sections 2847, 2848, and 2849 or similar laws;

5.9. Guarantor waives all its rights to determine how, when, and what application of payments and credits shall be made on the Guaranteed Obligations; however, Guarantor shall be entitled to notice of how such payments and credits are applied;

5.10. Guarantor subordinates to Landlord all of Guarantor’s rights to participate in any security now or later held by Landlord;

5.11. Guarantor waives all its rights to receive notice of any default by Tenant;

5.12. Guarantor waives all rights of recourse against Landlord by reason of any action Landlord may take or omit to take under the provisions of this Guaranty;

5.13. Guarantor waives all presentments, demands for performance, notices of non-performance, protests, notices of protest, notices of dishonor, notices of non-payment, and all other notices of any kind, including without limitation all notices of the existence, creation, or incurring of new or additional obligations (subject to Paragraph 3, above) and any notice of acceptance of this Guaranty, which, upon execution by Guarantor, shall immediately be binding upon Guarantor;

5.14. Guarantor waives all duties Landlord may have to investigate the authority of any representative, or purported representative, of Tenant to incur any obligation or enter into any agreement on behalf of Tenant;

5.15. Guarantor waives all rights it may otherwise attain by reason of Landlord’s failure to enforce, or delay in enforcing, any of Landlord’s rights with respect to the Guaranteed Obligations; and

5.16. Guarantor waives all duties Landlord may have to disclose to the Guarantor any facts Landlord may now or in the future know about Tenant, regardless of whether Landlord has reason to believe that any such facts materially increase the risk beyond that which the Guarantor intends to assume or has reason to believe that such facts are unknown to the Guarantor or has a reasonable opportunity to communicate such facts to the Guarantor.

Without limiting the foregoing, Guarantor hereby expressly waives any and all benefits Guarantor may otherwise maintain under California Civil Code Sections 2809, 2810, 2814, 2819, 2845, 2847, 2848, 2849, and 2950 and similar laws. Guarantor acknowledges that the waiver of the benefits of the above cited statutory provisions has the effect of eliminating certain rights and protections which Guarantor would otherwise have including, without limitation, certain rights to require Landlord to act in a particular manner as a condition to enforcing its rights against Guarantor under this Guaranty, certain rights to exoneration upon a modification of the Guaranteed Obligations, and certain rights to require the Landlord to pursue other remedies available to it prior to pursuing Guarantor.

6. Rights Cumulative. All rights, powers and remedies of Landlord under this Guaranty shall be cumulative and not alternative and such rights, powers and remedies shall be in addition to all rights, powers and remedies given to Landlord by law. This Guaranty is in addition to and exclusive of the guaranty of any other guarantor of the Guaranteed Obligations.

7. Representations and Warranties. Guarantor hereby represents and warrants that the following are true and accurate as of the date of this Guaranty and shall be true at all times in the future while this Guaranty is outstanding: (i) this Guaranty is executed at Tenant’s request and not at the request of Landlord; (ii) Guarantor has sufficient net worth and sufficient liquidity of assets to enable Guarantor to promptly perform all of the Guaranteed Obligations as and when they are due; (iii) Landlord has made no representation to Guarantor as to the creditworthiness or financial condition of Tenant; and (iv) Guarantor has carefully read and negotiated all provisions of this Guaranty and has consulted with competent legal counsel in connection therewith.

8. Covenant of Diligence. Guarantor covenants that it is intimately aware of Tenant’s business and financial condition and that it has conducted a thorough investigation of all material factors regarding the making of the Lease and this Guaranty. Furthermore, Guarantor represents that it has the resources, access, and opportunity to remain informed at all times of the financial status of Tenant and of all other material information relative to the Lease and Guarantor’s obligations under this Guaranty; and Guarantor covenants to remain informed relative to all such matters as long as this Guaranty remains in effect. On the basis of the foregoing, Guarantor hereby waives any obligation which Landlord might otherwise have as a condition to enforcing Guarantor’s obligations under this Guaranty, to keep Guarantor informed relative to any information regarding the Lease, the Tenant, any security for the Lease, or any other factors affecting the obligations of Tenant or Guarantor.

9. Subordination. In the event of Tenant’s insolvency or the disposition of the assets of Tenant, through bankruptcy, by an assignment for the benefit of creditors, by voluntary liquidation, or otherwise, the assets of Tenant applicable to the payment of all claims of Landlord and/or the Guarantor shall be paid to Landlord and shall be first applied by Landlord to the Guaranteed Obligations. The Guarantor hereby assigns to Landlord all claims which the Guarantor may have or acquire against Tenant or any assignee or trustee in bankruptcy of Tenant; provided, that such assignment shall be effective only for the purpose of assuring to Landlord full payment and performance of all of the Guaranteed Obligations. All promissory notes now or hereafter evidencing any indebtedness of Tenant to Guarantor shall be marked with a legend that such indebtedness shall be subordinate to the Guaranteed Obligations and, if Landlord so requests, shall be delivered to Landlord. Guarantor hereby authorizes Landlord to, from time to time, execute and file, on Guarantor’s behalf, financing statements and continuation statements and to execute such other documents and to take such other action as Landlord deems necessary or appropriate to perfect, preserve and enforce Landlord’s rights under this Guaranty. Guarantor shall not cause or permit any person with funds invested in Tenant or any affiliate of Tenant or Guarantor with funds loaned to Tenant to withdraw, demand or accept any repayment of such funds from Tenant without the prior written approval of Landlord which approval shall not unreasonably be withheld. Each such payment by Tenant in violation of this Guaranty shall be received by the person to whom paid in trust for Landlord, and the Guarantor shall cause such funds to be paid to Landlord immediately to be applied toward the Guaranteed Obligations. No such payment shall reduce or affect in any manner the liability of the Guarantor under this Guaranty; however, any such payment shall reduce the amount of the Guaranteed Obligations.

10. Governing Law and Venue. This Guaranty shall be governed by and construed in accordance with the laws of the State of California. For purposes of venue and jurisdiction, this Guaranty shall be deemed made and to be performed in the City of Brea, California. Each party authorizes and accepts service of process sufficient for personal jurisdiction in any action against it as contemplated by this Guaranty by registered or certified mail, return receipt requested, postage prepaid, to its address for the giving of notices set forth in this Guaranty.

11. Further Assurances. Each party to this Guaranty shall execute and deliver all instruments and documents and take all actions as may be reasonably required or appropriate to carry out the purposes of this Guaranty.

12. Attorney’s Fees. The prevailing party in any bankruptcy, insolvency or other proceeding (“Proceeding”) relating to the enforcement or interpretation of this Guaranty may recover from the unsuccessful party all costs, expenses, and actual attorney’s fees (including expert witness and other consultants’ fees and costs) relating to or arising out of (a) the Proceeding (whether or not the Proceeding proceeds to judgment), and (b) any post-judgment or post-award proceeding including, without limitation, one to enforce or collect any judgment or award resulting from the Proceeding. All such judgments and awards shall contain a specific provision for the recovery of all such subsequently incurred costs, expenses, and actual attorney’s fees.

13. Modification. This Guaranty may be modified only by a contract in writing executed by both Landlord and Guarantor.

14. Headings. The paragraph headings in this Guaranty: (a) are included only for convenience, (b) do not in any manner modify or limit any of the provisions of this Guaranty, and (c) may not be used in the interpretation of this Guaranty.

15. Prior Understandings. This Guaranty and all documents specifically referred to and executed in connection with this Guaranty: (a) contain the entire and final Guaranty of the parties to this Guaranty with respect to the subject matter of this Guaranty, and (b) supersede all negotiations, stipulations, understandings, agreements, representations and warranties, if any, with respect to such subject matter, which precede or accompany the execution of this Guaranty.

16. Interpretation. Whenever the context so requires in this Guaranty, all words used in the singular may include the plural (and vice versa) and the word “person” includes a natural person, a corporation, a firm, a partnership, a joint venture, a trust, an estate or any other entity. The terms “includes” and “including” do not imply any limitation. For purposes of this Guaranty, the term “day” means any calendar day and the term “business day” means any calendar day other than a Saturday, Sunday or any other day designated as a holiday under California Government Code Sections 6700-6701. Any act permitted or required to be performed under this Guaranty upon a particular day which is not a business day may be performed on the next business day with the same effect as if it had been performed upon the day appointed. No remedy or election under this Guaranty is exclusive, but rather, to the extent permitted by applicable law, each such remedy and election is cumulative with all other remedies at law or in equity.

17. Partial Invalidity. Each provision of this Guaranty is valid and enforceable to the fullest extent permitted by law. If any provision of this Guaranty (or the application of such provision to any person or circumstance) is or becomes invalid or unenforceable, the remainder of this Guaranty, and the application of such provision to persons or circumstances other than those as to which it is held invalid or unenforceable, are not affected by such invalidity or unenforceability (unless such provision or the application of such provision is essential to this Guaranty).

18. Binding Effect. This Guaranty shall inure to the benefit of and be binding on the successors and assigns of Landlord and Guarantor, and their heirs, personal representatives, grantees, tenants, successors, and assigns.

19. Notices. Each notice and other communication required or permitted to be given under this Guaranty (“Notice”) must be in writing. Notice is duly given to another party upon: (i) hand delivery to the other party, (ii) three business days after the Notice has been deposited with the United States postal service as first class certified mail, return receipt requested, postage prepaid, and addressed to the party as set forth on the first page of this Guaranty, or (iii) the next business day after the Notice has been deposited with a reputable overnight delivery service, postage prepaid, addressed to the party as set forth above, with next-business-day delivery guaranteed, provided that the sending party receives a confirmation of delivery from the delivery-service-provider. Each party shall make a reasonable, good faith effort to ensure that it will accept or receive Notices to it that are given in accordance with this Paragraph. A party may change its address for purposes of this Paragraph by giving the other party(ies) written notice of a new address in the manner set forth above.

20. Waiver. Any waiver of a default or provision under this Guaranty must be in writing. No such waiver constitutes a waiver of any other default or provision concerning the same or any other provision of this Guaranty. No delay or omission by a party in the exercise of any of its rights or remedies constitutes a waiver of (or otherwise impairs) such right or remedy. A consent to or approval of an act does not waive or render unnecessary the consent to or approval of any other or subsequent act.

21. Time is of the Essence. Time is of the essence with respect to each provision of this Guaranty.

22. Drafting Ambiguities. Each party to this Guaranty and its legal counsel have reviewed and revised this Guaranty. The rule of construction that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of this Guaranty or of any amendments or exhibits to this Guaranty.

23. Counterparts. This Guaranty may be executed in counterparts with the same effect as if all parties hereto had executed the same document. All such counterparts shall be construed together and shall constitute a single agreement.

[signature on following page]

IN WITNESS WHEREOF, Guarantor has duly executed this Guaranty as of the day and year first above written.

GUARANTOR:

Address for Notices:

c/o DRIVEiT Financial Auto Group, Inc.
1405 Pioneer Street	David Michery, an individual
Brea, CA 92821

LEASE GUARANTY AGREEMENT

This Lease Guaranty Agreement (“Guaranty”) is dated as of September 10, 2024, by the person executing this Guaranty as “Guarantor” (“Guarantor”), whose addresses for notices is provided next to such Guarantor’s name on the signature page below, in favor of IMPERIAL MARINER LLC, a Delaware limited liability company (“Landlord”), whose address for notices is c/o HPA Realty Inc., 915 W. Imperial Highway, Suite 165, Brea, CA 92821, Attention: Asset Management, Jessica Barajas. Guarantor covenants and agrees as follows:

1. Recitals. This Guaranty is made with reference to the following recitals of facts which constitute a material part of this Guaranty:

1.1. Landlord, as landlord, and DRIVEiT FINANCIAL AUTO GROUP, INC. a Maryland corporation (“Tenant”), as tenant, are concurrently herewith entering into an Office Lease (the “Lease”) with respect to certain premises commonly known as Suite 100, 915 W. Imperial Highway, Brea, California. Capitalized terms used in this Guaranty and not otherwise defined shall have the meaning ascribed thereto in the Lease.

1.2. Guarantor maintains a financial interest in Tenant and will materially benefit from the Lease.

1.3. Landlord would not have entered into the Lease with Tenant without having received this Guaranty executed by Guarantor as an inducement.

1.4. By this Guaranty, Guarantor intends to unconditionally guarantee the full, timely, and complete performance of all of Tenant’s covenants and obligations set forth in or arising out of the Lease (collectively, the “Guaranteed Obligations”).

2. Guaranty. For valuable consideration, Guarantor jointly and severally, absolutely and unconditionally guarantees, upon demand, to and for the benefit of Landlord, the full, timely, and complete payment and performance of all of the Guaranteed Obligations. This Guaranty constitutes an absolute, direct, immediate, and unconditional guarantee of timely payment and performance, and not merely of collectability, and shall include, without limitation, all primary, secondary, direct, indirect, fixed, and contingent obligations of Tenant to pay rent, additional rent, late charges, common area charges, insurance, taxes, indemnifications, and other fees, charges, sums, costs, and expenses which may be owing by Tenant at any time in connection with the Guaranteed Obligations, as such may be modified, amended, extended, or renewed from time to time. If a specific amount outstanding and owing by Tenant under the Lease or the Guaranteed Obligations is determined by a Court of competent jurisdiction, that determination shall be conclusive and binding on Guarantor, regardless of whether or not Guarantor was a party to the proceeding in which such determination was made. If Tenant defaults in the payment of any amount when due under the Lease, Guarantor shall, in lawful money of the United States, pay to Landlord or order, on demand, all sums due and owing under the Lease. Additionally, Guarantor shall assume responsibility for and shall fully perform all of the other Guaranteed Obligations promptly upon receiving written notice from Landlord that Tenant has failed to perform any of such obligations in accordance with the Lease. No delay by Landlord in providing notice of a default by Tenant or making demand hereunder will affect Guarantor’s obligations under this Guaranty. The obligations of Guarantor under this Guaranty are independent of the obligations of Tenant or any other guarantor. The obligations of Guarantor under this Guaranty shall be continuing and irrevocable until all of the Guaranteed Obligations have been fully satisfied (or waived by Landlord in a writing specifically for the benefit of Guarantor, at which time this Guaranty shall terminate and be of no further force or effect, except as otherwise set forth herein). If at any time all or any part of any payment received by Landlord from Tenant, Guarantor, or any other person under or with respect to the Lease or this Guaranty is refunded or rescinded pursuant to any court order (including without limitation any court order arising out of the insolvency, bankruptcy, or reorganization of Tenant, Guarantor or any other guarantor), then the Guarantor’s obligations under this Guaranty shall, to the extent of the payment refunded or rescinded, be deemed to have continued in existence, notwithstanding previous receipt of payment by Landlord, regardless of any contrary action by Landlord, as though such previous payment to Landlord had never occurred (and such contrary action had not been taken). This Guaranty shall not be affected or limited in any manner if recovery against Tenant upon the Guaranteed Obligations (or any portion of the Guaranteed Obligations) may be (or becomes) barred by any statute of limitations or may be (or becomes) otherwise unenforceable (unless the Lease is unenforceable due to the Landlord’s fraud, misrepresentation, or breach of the Lease), or if the Guaranteed Obligations (or any portion of the Guaranteed Obligations) arise(s) from transactions which may be voidable as the result of bankruptcy, insolvency, fraudulent conveyance, receivership, or offsets not arising out of the Lease. This Guaranty shall not be affected or limited in any manner by whether the Guaranteed Obligations are (i) now or hereafter made, incurred, or created, (ii) voluntary or involuntary, (iii) absolute or contingent, (iv) liquidated or unliquidated, and/or (v) determined or undetermined. This Guaranty shall not be affected or limited in any manner by whether Tenant may be liable, with respect to the Guaranteed Obligations individually, jointly with others, primarily, or secondarily.

3. Amendment or Assignment. This Guaranty shall not be affected or limited in any manner by (a) any assignment of, or any modification or amendment (by agreement, course of conduct, or otherwise) to, all or any portion of any lease, agreement, instrument, and/or document with respect to or that evidences the Guaranteed Obligations, except with respect to an assignment of the Lease to an Approved Assignee in accordance with Section 11.4 of the Lease, or (b) the renewal, extension, and/or modification, at any time, of any of the Guaranteed Obligations. By this Guaranty, Guarantor hereby guarantees Tenant’s performance of the Guaranteed Obligations as so amended, assigned, renewed, extended, or modified whether or not such amendment, assignment, renewal, extension, or modification is with the consent of or notice to Guarantor; provided, however, Guarantor’s obligations under this Guaranty may not be increased as a result of any such amendment, renewal, extension, or modification which increases the obligations of the Tenant beyond those which were in existence prior to such amendment, renewal, extension, or modification, unless such amendment, renewal, extension, or modification is done with Guarantor’s consent. Upon an assignment of the Lease to an Approved Assignee in accordance with Section 11.4 of the Lease, Landlord and Guarantor shall enter into an agreement to terminate this Guaranty; provided, however, that the Guarantor shall not be released from any obligation accruing hereunder prior to the date of such agreement.

4. Remedies. If Tenant defaults with respect to any of the Guaranteed Obligations, and if Guarantor does not satisfy Tenant’s obligations immediately upon its receipt of written notice of such default from Landlord, Landlord may, at its election, proceed immediately against the Guarantor (as if such default arose from the direct and primary obligation of Guarantor), any other guarantor, or Tenant, or any combination of Tenant, Guarantor, and/or any other guarantor. If there be more than one party acting as Guarantor hereunder, the obligations hereunder imposed shall be the joint and several obligations of such parties. If any portion of the Guaranteed Obligations terminates and Landlord continues to have any rights it may enforce against Tenant under the Guaranteed Obligations after such termination, then Landlord may, at its election, enforce such rights against the Guarantor. In the event of any default under this Guaranty, an action or actions may be brought and prosecuted against the Guarantor, whether or not Tenant or any other guarantor is joined in such action(s) or a separate action or actions are brought against Tenant or any other guarantor. Landlord may maintain successive actions for separate defaults. Unless and until the Guaranteed Obligations have been fully satisfied or waived in writing by Landlord, the Guarantor shall not be released from its obligations under this Guaranty irrespective of (i) the exercise by Landlord of any of Landlord’s rights or remedies (including, without limitation, compromise or adjustment of the Guaranteed Obligations or any part thereof), (ii) any release by Landlord of Tenant or any other guarantor, (iii) any such action or any number of successive actions, or (iv) the satisfaction by Guarantor of any liability under this Guaranty incident to a particular default. Landlord may, at its sole discretion, perform any or all of Guarantor’s obligations hereunder, in which case, Guarantor shall reimburse Landlord immediately upon demand for all costs and expenses, including all reasonable attorneys’ fees, that Landlord incurs in performing such obligations, together with interest on those sums from and after the date(s) they are incurred at the default rate interest concurrently accruing under the Lease.

5. Waivers. Guarantor hereby represents and warrants (which representation and warranty is being relied upon by Landlord in entering into the Lease and accepting this Guaranty) that each of the waivers set forth in this Guaranty is made with Guarantor’s full knowledge of its significance and consequences after discussion with Guarantor’s own competent legal counsel, which counsel has made Guarantor aware of the relevant circumstances and likely consequences of each such waiver and has explained to Guarantor the true legal effect of each such waiver including Guarantor’s rights which Guarantor would have if it were not making such waivers. Based on the foregoing, Guarantor acknowledges that, under the circumstances, such waivers are reasonable and not contrary to public policy or law, and Guarantor hereby waives the following:

5.1. Guarantor waives all rights it would otherwise have to require Landlord, as a condition to Landlord’s exercise of any of its rights under this Guaranty, to (i) proceed against Tenant or any other guarantor, (ii) perfect, retain, protect, proceed against, or exhaust any security that Landlord holds or may hold from Tenant, or (iii) pursue any other remedy in Landlord’s power. The foregoing waiver includes, without limitation, a waiver of all of Guarantor’s rights under California Civil Code Sections 2845 and 2849 or similar laws;

5.2. Guarantor waives the benefit of all statutes of limitations affecting Guarantor’s liability under this Guaranty to the extent permitted by law;

5.3. Guarantor waives all defenses which Guarantor might otherwise have to its obligations under this Guaranty by reason of any disability of Tenant or any other person(s), including, without limitation, the incapacity, lack of authority, death, or disability of Tenant or any other person(s) or the failure of Landlord to file or enforce a claim against the estate (in administration, bankruptcy or any other proceeding) of Tenant or any other person(s). The foregoing waiver includes, without limitation, a waiver of all of Guarantor’s rights under California Civil Code Section 2810 and similar laws;

5.4. Guarantor waives all defenses and rights which Guarantor might otherwise have to exoneration under this Guaranty, including, without limitation, all rights under California Civil Code Section 2819 and similar laws, based upon any alteration, modification, compromise, renewal, extension, or assignment of the Lease or any of the Guaranteed Obligations, whether done with or without the knowledge and/or consent of Guarantor and Guarantor hereby grants Landlord the right to take any such action relative to the Guaranteed Obligations without the knowledge or consent of Guarantor without in any manner affecting the liability of Guarantor under this Guaranty.

5.5. Guarantor waives the right to claim or assert any defense of Tenant to the Guaranteed Obligations including, without limitation, any defense based upon failure of consideration, accord and satisfaction, impossibility of performance, or mistake (but excluding any defenses based on Landlord’s fraud, misrepresentation, or breach of the Lease);

5.6. Guarantor waives all other defenses based on the termination of Tenant’s liability from any cause or the impairment of any other collateral or security for the Guaranteed Obligations (other than arising out of Landlord’s fraud, misrepresentation, or breach of the Lease);

5.7. Guarantor waives all defenses it may otherwise have against Landlord based upon an election of remedies by Landlord;

5.8. Regardless of whether or not Guarantor makes payments to Landlord, until the Lease has terminated and Landlord has been paid in full thereunder for a period of one year and one day, Guarantor waives all of its rights of subrogation, contribution, and reimbursement which it would otherwise have against Tenant in the event Guarantor suffers any liability under this Guaranty, including, without limitation, any rights under California Civil Code Sections 2847, 2848, and 2849 or similar laws;

5.9. Guarantor waives all its rights to determine how, when, and what application of payments and credits shall be made on the Guaranteed Obligations; however, Guarantor shall be entitled to notice of how such payments and credits are applied;

5.10. Guarantor subordinates to Landlord all of Guarantor’s rights to participate in any security now or later held by Landlord;

5.11. Guarantor waives all its rights to receive notice of any default by Tenant;

5.12. Guarantor waives all rights of recourse against Landlord by reason of any action Landlord may take or omit to take under the provisions of this Guaranty;

5.13. Guarantor waives all presentments, demands for performance, notices of non-performance, protests, notices of protest, notices of dishonor, notices of non-payment, and all other notices of any kind, including without limitation all notices of the existence, creation, or incurring of new or additional obligations (subject to Paragraph 3, above) and any notice of acceptance of this Guaranty, which, upon execution by Guarantor, shall immediately be binding upon Guarantor;

5.14. Guarantor waives all duties Landlord may have to investigate the authority of any representative, or purported representative, of Tenant to incur any obligation or enter into any agreement on behalf of Tenant;

5.15. Guarantor waives all rights it may otherwise attain by reason of Landlord’s failure to enforce, or delay in enforcing, any of Landlord’s rights with respect to the Guaranteed Obligations; and

5.16. Guarantor waives all duties Landlord may have to disclose to the Guarantor any facts Landlord may now or in the future know about Tenant, regardless of whether Landlord has reason to believe that any such facts materially increase the risk beyond that which the Guarantor intends to assume or has reason to believe that such facts are unknown to the Guarantor or has a reasonable opportunity to communicate such facts to the Guarantor.

Without limiting the foregoing, Guarantor hereby expressly waives any and all benefits Guarantor may otherwise maintain under California Civil Code Sections 2809, 2810, 2814, 2819, 2845, 2847, 2848, 2849, and 2950 and similar laws. Guarantor acknowledges that the waiver of the benefits of the above cited statutory provisions has the effect of eliminating certain rights and protections which Guarantor would otherwise have including, without limitation, certain rights to require Landlord to act in a particular manner as a condition to enforcing its rights against Guarantor under this Guaranty, certain rights to exoneration upon a modification of the Guaranteed Obligations, and certain rights to require the Landlord to pursue other remedies available to it prior to pursuing Guarantor.

6. Rights Cumulative. All rights, powers and remedies of Landlord under this Guaranty shall be cumulative and not alternative and such rights, powers and remedies shall be in addition to all rights, powers and remedies given to Landlord by law. This Guaranty is in addition to and exclusive of the guaranty of any other guarantor of the Guaranteed Obligations.

7. Representations and Warranties. Guarantor hereby represents and warrants that the following are true and accurate as of the date of this Guaranty and shall be true at all times in the future while this Guaranty is outstanding: (i) this Guaranty is executed at Tenant’s request and not at the request of Landlord; (ii) Guarantor has sufficient net worth and sufficient liquidity of assets to enable Guarantor to promptly perform all of the Guaranteed Obligations as and when they are due; (iii) Landlord has made no representation to Guarantor as to the creditworthiness or financial condition of Tenant; and (iv) Guarantor has carefully read and negotiated all provisions of this Guaranty and has consulted with competent legal counsel in connection therewith.

8. Covenant of Diligence. Guarantor covenants that it is intimately aware of Tenant’s business and financial condition and that it has conducted a thorough investigation of all material factors regarding the making of the Lease and this Guaranty. Furthermore, Guarantor represents that it has the resources, access, and opportunity to remain informed at all times of the financial status of Tenant and of all other material information relative to the Lease and Guarantor’s obligations under this Guaranty; and Guarantor covenants to remain informed relative to all such matters as long as this Guaranty remains in effect. On the basis of the foregoing, Guarantor hereby waives any obligation which Landlord might otherwise have as a condition to enforcing Guarantor’s obligations under this Guaranty, to keep Guarantor informed relative to any information regarding the Lease, the Tenant, any security for the Lease, or any other factors affecting the obligations of Tenant or Guarantor.

9. Subordination. In the event of Tenant’s insolvency or the disposition of the assets of Tenant, through bankruptcy, by an assignment for the benefit of creditors, by voluntary liquidation, or otherwise, the assets of Tenant applicable to the payment of all claims of Landlord and/or the Guarantor shall be paid to Landlord and shall be first applied by Landlord to the Guaranteed Obligations. The Guarantor hereby assigns to Landlord all claims which the Guarantor may have or acquire against Tenant or any assignee or trustee in bankruptcy of Tenant; provided, that such assignment shall be effective only for the purpose of assuring to Landlord full payment and performance of all of the Guaranteed Obligations. All promissory notes now or hereafter evidencing any indebtedness of Tenant to Guarantor shall be marked with a legend that such indebtedness shall be subordinate to the Guaranteed Obligations and, if Landlord so requests, shall be delivered to Landlord. Guarantor hereby authorizes Landlord to, from time to time, execute and file, on Guarantor’s behalf, financing statements and continuation statements and to execute such other documents and to take such other action as Landlord deems necessary or appropriate to perfect, preserve and enforce Landlord’s rights under this Guaranty. Guarantor shall not cause or permit any person with funds invested in Tenant or any affiliate of Tenant or Guarantor with funds loaned to Tenant to withdraw, demand or accept any repayment of such funds from Tenant without the prior written approval of Landlord which approval shall not unreasonably be withheld. Each such payment by Tenant in violation of this Guaranty shall be received by the person to whom paid in trust for Landlord, and the Guarantor shall cause such funds to be paid to Landlord immediately to be applied toward the Guaranteed Obligations. No such payment shall reduce or affect in any manner the liability of the Guarantor under this Guaranty; however, any such payment shall reduce the amount of the Guaranteed Obligations.

10. Governing Law and Venue. This Guaranty shall be governed by and construed in accordance with the laws of the State of California. For purposes of venue and jurisdiction, this Guaranty shall be deemed made and to be performed in the City of Brea, California. Each party authorizes and accepts service of process sufficient for personal jurisdiction in any action against it as contemplated by this Guaranty by registered or certified mail, return receipt requested, postage prepaid, to its address for the giving of notices set forth in this Guaranty.

11. Further Assurances. Each party to this Guaranty shall execute and deliver all instruments and documents and take all actions as may be reasonably required or appropriate to carry out the purposes of this Guaranty.

12. Attorney’s Fees. The prevailing party in any bankruptcy, insolvency or other proceeding (“Proceeding”) relating to the enforcement or interpretation of this Guaranty may recover from the unsuccessful party all costs, expenses, and actual attorney’s fees (including expert witness and other consultants’ fees and costs) relating to or arising out of (a) the Proceeding (whether or not the Proceeding proceeds to judgment), and (b) any post-judgment or post-award proceeding including, without limitation, one to enforce or collect any judgment or award resulting from the Proceeding. All such judgments and awards shall contain a specific provision for the recovery of all such subsequently incurred costs, expenses, and actual attorney’s fees.

13. Modification. This Guaranty may be modified only by a contract in writing executed by both Landlord and Guarantor.

14. Headings. The paragraph headings in this Guaranty: (a) are included only for convenience, (b) do not in any manner modify or limit any of the provisions of this Guaranty, and (c) may not be used in the interpretation of this Guaranty.

15. Prior Understandings. This Guaranty and all documents specifically referred to and executed in connection with this Guaranty: (a) contain the entire and final Guaranty of the parties to this Guaranty with respect to the subject matter of this Guaranty, and (b) supersede all negotiations, stipulations, understandings, agreements, representations and warranties, if any, with respect to such subject matter, which precede or accompany the execution of this Guaranty.

16. Interpretation. Whenever the context so requires in this Guaranty, all words used in the singular may include the plural (and vice versa) and the word “person” includes a natural person, a corporation, a firm, a partnership, a joint venture, a trust, an estate or any other entity. The terms “includes” and “including” do not imply any limitation. For purposes of this Guaranty, the term “day” means any calendar day and the term “business day” means any calendar day other than a Saturday, Sunday or any other day designated as a holiday under California Government Code Sections 6700-6701. Any act permitted or required to be performed under this Guaranty upon a particular day which is not a business day may be performed on the next business day with the same effect as if it had been performed upon the day appointed. No remedy or election under this Guaranty is exclusive, but rather, to the extent permitted by applicable law, each such remedy and election is cumulative with all other remedies at law or in equity.

17. Partial Invalidity. Each provision of this Guaranty is valid and enforceable to the fullest extent permitted by law. If any provision of this Guaranty (or the application of such provision to any person or circumstance) is or becomes invalid or unenforceable, the remainder of this Guaranty, and the application of such provision to persons or circumstances other than those as to which it is held invalid or unenforceable, are not affected by such invalidity or unenforceability (unless such provision or the application of such provision is essential to this Guaranty).

18. Binding Effect. This Guaranty shall inure to the benefit of and be binding on the successors and assigns of Landlord and Guarantor, and their heirs, personal representatives, grantees, tenants, successors, and assigns.

19. Notices. Each notice and other communication required or permitted to be given under this Guaranty (“Notice”) must be in writing. Notice is duly given to another party upon: (i) hand delivery to the other party, (ii) three business days after the Notice has been deposited with the United States postal service as first class certified mail, return receipt requested, postage prepaid, and addressed to the party as set forth on the first page of this Guaranty, or (iii) the next business day after the Notice has been deposited with a reputable overnight delivery service, postage prepaid, addressed to the party as set forth above, with next-business-day delivery guaranteed, provided that the sending party receives a confirmation of delivery from the delivery-service-provider. Each party shall make a reasonable, good faith effort to ensure that it will accept or receive Notices to it that are given in accordance with this Paragraph. A party may change its address for purposes of this Paragraph by giving the other party(ies) written notice of a new address in the manner set forth above.

20. Waiver. Any waiver of a default or provision under this Guaranty must be in writing. No such waiver constitutes a waiver of any other default or provision concerning the same or any other provision of this Guaranty. No delay or omission by a party in the exercise of any of its rights or remedies constitutes a waiver of (or otherwise impairs) such right or remedy. A consent to or approval of an act does not waive or render unnecessary the consent to or approval of any other or subsequent act.

21. Time is of the Essence. Time is of the essence with respect to each provision of this Guaranty.

22. Drafting Ambiguities. Each party to this Guaranty and its legal counsel have reviewed and revised this Guaranty. The rule of construction that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of this Guaranty or of any amendments or exhibits to this Guaranty.

23. Counterparts. This Guaranty may be executed in counterparts with the same effect as if all parties hereto had executed the same document. All such counterparts shall be construed together and shall constitute a single agreement.

[signature on following page]

IN WITNESS WHEREOF, Guarantor has duly executed this Guaranty as of the day and year first above written.

GUARANTOR:

Address for Notices:

c/o DRIVEiT Financial Auto Group, Inc.	/s/ David Michery
1405 Pioneer Street	David Michery, an individual
Brea, CA 92821